UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RARE ELEMENT RESOURCES LTD.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual and Special Meeting of Shareholders

and

Management Information and Proxy Circular

RARE ELEMENT RESOURCES LTD.

P.O. Box 271049

Littleton, Colorado 80127

Dear Shareholder:

This past year has been one of significant progress for Rare Element Resources Ltd. (the “Company”). Our key relationship with Synchron, a General Atomics affiliate and majority shareholder in the Company, has allowed us to significantly progress our plans to incorporate our proprietary technology in a planned rare earth processing and separation demonstration plant to be built in Upton, Wyoming, near our Bear Lodge Rare Earth Project.

Following many months of pre-award discussions during 2021, the Company, along with team members General Atomics, and its affiliates, and LNV, an Ardurra Group, Inc. company, finalized a financial assistance award on October 1, 2021 through the Department of Energy Office of Energy Efficiency and Renewal Energy (“DOE/EERE”) to engineer, construct, and operate a rare earth processing and separation demonstration plant. The DOE/EERE funding, in the amount of $21.9 million, represents approximately one-half of the demonstration project’s estimated costs. The non-federal cost share funding is being provided by the Company as a subrecipient of the award through a Cost Share Agreement between the Company and General Atomics, an affiliate of the Company’s majority shareholder, Synchron. The Company’s cost share funds were raised through a successful rights offering which closed in December 2021, raising approximately $25.4 million.

The planned demonstration plant will utilize the Company’s proprietary processing and separation technology which is a closed-cycle process with significantly fewer steps than are customarily required, resulting in expected attendant environmental benefits and lower costs compared with current technologies. The plant is expected to produce commercial-grade neodymium/praseodymium (Nd/Pr) rare earth oxide that is used in producing high-strength permanent magnets. These high-strength permanent magnets are a key component in the manufacture of electric vehicles, wind turbines, and defense applications, among other technology uses.

The project is currently progressing through the design phase which includes detailed engineering, licensing and permitting, and potentially the placement of orders for the purchase of the longer lead-time equipment. This first phase is to be followed by a second phase, which includes plant construction activities. The final phase of the project, which involves the processing and separating of rare earth elements from previously stockpiled Bear Lodge Project material, is expected to take place during the final 12–14 months. The total project timeline of approximately 40 months includes project decision points along the way.

Given our significant progress in 2021 and the first half of 2022, we believe that the Company and the Bear Lodge Project are well positioned to become a secure domestic supply of critical rare earths at a time when the U.S. market is demanding new reliable sources. With Synchron as our significant shareholder, we are moving forward to ultimately become a cornerstone for the re-establishment of a North American rare earth supply chain.

At the annual and special meeting of shareholders, the Board of Directors recommends that you vote affirmatively:

●	to elect our Board of Directors;
●	to appoint BDO USA, LLP to serve as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors;
●	to adopt and approve a new Rare Element Resources Ltd. 2022 Equity Incentive Plan, as more particularly set out in the enclosed management information and proxy circular; and
●	to transact such other business that properly comes before the annual and special meeting or any adjournment or postponement thereof.

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Your affirmative vote will continue positioning the Company for future success.

We strongly encourage you to attend this year’s annual and special meeting of shareholders. We will host the annual and special meeting of shareholders in-person at the offices of General Atomics affiliates, 7800 East Dorado Place, 2nd Floor Conference Room, Greenwood Village, Colorado 80111 on Tuesday, August 23, 2022 at 2:00 p.m. (Mountain Daylight Time).

While we intend to hold our annual and special meeting of shareholders in person, with the ability of shareholders to participate via teleconference, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving COVID-19 situation. As a result, we may impose procedures or limitations to assure the safety of meeting attendees. In addition, shareholders who might otherwise attend in person are strongly encouraged to join the meeting in real-time by calling 866-895-5510 (U.S. or Canada) or +1-858-384-5500 (International/Toll) and passcode 481353. Shareholders joining the meeting by phone will not be able to vote their shares during the call. Registered holders can vote their shares in advance of the meeting by Internet, toll-free telephone, or mail. If your common shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record describing how to vote your common shares. Shareholders may vote in person at the meeting subject to public health restrictions. We will continue to monitor the COVID-19 situation and if changes to our current plan become advisable, we will disclose the updated plan on our proxy website (http://www.proxyvote.com) and our company website (www.rareelementresources.com). We encourage you to check one of these websites prior to the meeting if you plan to attend in person.

It is important that you retain a copy of the control number found on the proxy card, voting instruction form or notice of meeting, as such number will be required in order for shareholders to dial in to listen to the meeting.

Only shareholders of record at the close of business on June 29, 2022 are entitled to notice of, and to vote at, the annual and special meeting.

Respectfully,

RANDALL J. SCOTT
President, Chief Executive Officer and Director
Littleton, Colorado
July 7, 2022

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RARE ELEMENT RESOURCES LTD.

P.O. Box 271049

Littleton, Colorado 80127

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual and special meeting of shareholders of Rare Element Resources Ltd. (“Rare Element” or the “Company”) will be held at the offices of General Atomics affiliates, 7800 East Dorado Place, 2nd Floor Conference Room, Greenwood Village, Colorado 80111 on Tuesday, August 23, 2022 at 2:00 p.m. (Mountain Daylight Time) (the “Meeting”). At the Meeting, shareholders will receive the audited financial statements for the fiscal year ended December 31, 2021, together with the independent registered public accounting firm’s report thereon, and will be asked to consider resolutions to:

1.	elect directors of the Company to serve until our next annual meeting of shareholders, or until their successors are duly elected or appointed;
2.	appoint BDO USA, LLP to serve as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors;
3.	adopt and approve a new Rare Element Resources Ltd. 2022 Equity Incentive Plan, as more particularly set out in the enclosed management information and proxy circular; and
4.	transact such other business as may properly be put before the Meeting or any adjournment or postponement thereof.

Nominees for directors to be elected at the Meeting are set forth in the enclosed management information and proxy circular.

Only shareholders of record at the close of business on June 29, 2022, the record date for the Meeting fixed by the Board of Directors, are entitled to notice of, and to vote at, the Meeting.

YOUR VOTE IS IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 23, 2022. OUR MANAGEMENT INFORMATION AND PROXY CIRCULAR IS ATTACHED. FINANCIAL AND OTHER INFORMATION CONCERNING RARE ELEMENT RESOURCES LTD. IS CONTAINED IN OUR 2021 ANNUAL REPORT TO SHAREHOLDERS. YOU MAY ACCESS THIS PROXY STATEMENT AND OUR 2021 ANNUAL REPORT TO SHAREHOLDERS AT http://materials.proxyvote.com/75381M.

Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Registered holders may vote:

1.	By Internet: go to http://www.proxyvote.com
2.	By toll-free telephone: call 1-800-690-6903; or
3.	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Shareholders. If your common shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your common shares.

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While we intend to hold our annual and special meeting of shareholders in person, with the ability of shareholders to participate via teleconference, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving COVID-19 situation. As a result, we may impose procedures or limitations to assure the safety of meeting attendees. In addition, shareholders who might otherwise attend in person are strongly encouraged to join the meeting in real-time by calling 866-895-5510 (U.S. or Canada) or +1-858-384-5500 (International/Toll) and passcode 481353. Shareholders joining the meeting by phone will not be able to vote their shares during the call. As noted above, shareholders will be able to vote their shares in advance of the meeting, depending on how their common shares are held, or in person at the meeting subject to public health restrictions. We will continue to monitor the COVID-19 situation and if changes to our current plan become advisable, we will disclose the updated plan on our proxy website (http://www.proxyvote.com) and our company website (www.rareelementresources.com). We encourage you to check the website prior to the meeting if you plan to attend in person.

It is important that you retain a copy of the control number found on the proxy card, voting instruction form or notice of meeting, as such number will be required in order for shareholders to dial in to listen to the meeting.

By order of the Board of Directors,

RANDALL J. SCOTT
President, Chief Executive Officer and Director
Littleton, Colorado
July 7, 2022

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RARE ELEMENT RESOURCES LTD.

P.O. Box 271049

Littleton, Colorado 80127

MANAGEMENT INFORMATION AND PROXY CIRCULAR

(as at December 31, 2021 except as otherwise indicated)

SOLICITATION OF PROXIES

This management information and proxy circular (the “Circular”) is provided in connection with the solicitation of proxies by management and the board of directors (the “Board”) of Rare Element Resources Ltd. (the “Company”). The form of proxy which accompanies this Circular (the “Proxy”) is for use at the annual and special meeting of shareholders of the Company to be held on Tuesday, August 23, 2022 (the “Meeting”), at the time and place set out in the accompanying notice of annual and special meeting of shareholders (the “Notice of Meeting”).

The solicitation of proxies by management and the Board of the Company will be made primarily by notice and access to electronic materials on the Internet or by mail, but solicitation may be made by telephone or in person with the cost of such solicitation to be borne by the Company.

It is anticipated that this Circular and the accompanying Proxy will be first mailed to shareholders on or about July 7, 2022.

The corporate headquarters and executive offices of the Company are located at P.O. Box 271049, Littleton, Colorado 80127, and its telephone number is (720) 278-2460.

All references to currency in this Circular are in U.S. dollars, unless otherwise indicated.

APPOINTMENT AND REVOCATION OF PROXY

Appointment of Proxy

The persons named in the Proxy are directors and/or officers of the Company. A registered shareholder has the right to designate a person or company (which need not be a shareholder) other than the persons named in the Proxy to represent the shareholder at the Meeting. A registered shareholder who wishes to appoint some other person or company to serve as his, her or its representative at the Meeting may do so by striking out the printed names and inserting the desired person’s name in the blank space provided in the Proxy. The instrument appointing a proxyholder must be in writing and signed by the registered shareholder or such registered shareholder’s attorney authorized in writing, or if the registered shareholder is a corporation, by a duly authorized officer or attorney of such corporation. An undated but executed proxy will be deemed to be dated the date of the mailing of the Proxy by the Company or its agent.

If you received a paper copy of the proxy materials by mail and wish to vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions set forth on the Notice of Meeting included with this Circular or the Notice of Internet Availability of Proxy Materials mailed to our shareholders on or about July 7, 2022.

Revocation of Proxy

A registered shareholder may revoke the Proxy by:

(a)	signing a Proxy with a later date and delivering it to the registered office of the Company at any time up to and including 4:59 p.m. (Mountain Daylight Time) on the last business day before the day set for the Meeting;

(b)	signing and dating a written notice of revocation and delivering it to the registered office of the Company at any time up to and including 4:59 p.m. (Mountain Daylight Time) on the last business day before the day set for the Meeting;
(c)	signing and dating a written notice of revocation and providing it before the start of the Meeting to the chair of the Meeting; or
(d)	attending the Meeting or any adjournment of the Meeting and registering with the scrutineer as a shareholder present in person.

Provisions Relating to Voting of Proxies

The common shares of the Company (the “Common Shares”) represented by Proxy in the enclosed form will be voted or withheld from voting by the designated proxyholder in accordance with the direction of the registered shareholder appointing him, her or it. If there is no direction by the registered shareholder, those Common Shares for which management and the Board are the designated proxyholders will be voted in accordance with the Board’s recommendation for such matter or matters, as described under each such proposal in this Circular.

Exercise of Discretion by Proxyholders

The Proxy gives the person named in it the discretion to vote as such person sees fit on any amendments or variations to matters identified in the Notice of Meeting, or any other matters which may properly come before the Meeting, subject to any limitation imposed by applicable law. At the time of printing of this Circular, management of the Company knows of no other matters which may come before the Meeting other than those referred to in the Notice of Meeting. If any amendment or variation or other matter comes before the Meeting, the persons named in the Proxy will vote in accordance with their best judgment on such amendment, variation or other matter, subject to any limitation imposed by applicable law.

Non-Registered Holders

The information set out in this section is important to many shareholders, as a substantial number of shareholders do not hold their Common Shares in their own name.

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered” shareholders because the Common Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Common Shares. A person is not a registered shareholder (a “Non-Registered Holder”) in respect of Common Shares which are held either (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered retirement savings plans, registered retirement income funds, registered education savings plans and similar plans); or (b) in the name of a clearing agency (such as CDS Clearing and Depository Services Inc., or CDS, in Canada and the Depository Trust Company, or DTC, in the United States), of which the Intermediary is a participant.

The Company has elected to use the notice and access rules (“Notice and Access”) established by U.S. federal securities laws in respect of the provision of the Notice of Meeting, this Circular and the Proxy (collectively, the “Meeting Materials”) to its registered shareholders and Non-Registered Holders. The Notice and Access rules allow an issuer to post electronic versions of its proxy-related materials, rather than mailing paper copies to its shareholders, and provide instructions on how shareholders may access the Meeting Materials electronically or request a paper copy of the Meeting Materials.

Non-Registered Holders who have not objected to their Intermediary disclosing certain ownership information about themselves to the Company are referred to as Non-Objecting Beneficial Owners, or “NOBOs.”  Those Non-Registered Holders who have objected to their Intermediary disclosing to the Company ownership information about themselves are referred to as Objecting Beneficial Owners, or “OBOs.”  The Company has elected to send the applicable Meeting Materials prescribed by the Notice and Access rules directly to the NOBOs, and indirectly through Intermediaries to the OBOs. The Intermediaries (or their service companies) are responsible for forwarding the applicable Meeting Materials to each OBO (including the costs associated therewith), unless the OBO has waived the right to receive them.

Intermediaries will frequently use service companies to forward the meeting materials to the OBOs. Generally, an OBO who has not waived the right to receive meeting materials will either:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Common Shares beneficially owned by the OBO and must be completed, but not signed, by the OBO and deposited with Computershare, the Company’s transfer agent; or
(b)	more typically, be given a voting instruction form (“VIF”) which is not signed by the Intermediary, and which, when properly completed and signed by the OBO and returned to the Intermediary or its service company, will constitute voting instructions which the Intermediary must follow.

If you are a Non-Registered Holder, and the Company or its agent has sent the applicable Meeting Materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding securities on your behalf. By choosing to send these materials to you directly, the Company (and not the Intermediary holding securities on your behalf) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper VIF. Please return your VIF as specified in the request for voting instruction.

The applicable Meeting Materials sent to NOBOs who have not waived the right to receive Meeting Materials are accompanied by a VIF, instead of a Proxy. By returning the VIF in accordance with the instructions noted on it, a NOBO is able to instruct the voting of his, her or its Common Shares.

VIFs, whether provided by the Company or by an Intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF. The purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares which they beneficially own. Should a Non-Registered Holder who receives a VIF wish to attend the Meeting or have someone else attend on his, her or its behalf, the Non-Registered Holder may request a legal proxy as set forth in the VIF, which will grant the Non-Registered Holder, or his, her or its nominee, the right to attend and vote at the Meeting.

Please return your voting instructions as specified in the VIF. Non-Registered Holders should carefully follow the instructions set out in the VIF, including those regarding when and where the VIF is to be delivered.

Financial Statements

The audited financial statements of the Company for the fiscal year ended December 31, 2021, together with the independent registered public accounting firm’s report on those statements (the “Financial Statements”), are included in these proxy materials and will be presented to the shareholders at the Meeting.

A copy of the Company’s Annual Report on Form 10-K, including financial statements, required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the fiscal year ended December 31, 2021 may be obtained by any registered or beneficial owner of the

Common Shares, determined as of June 29, 2022, free of charge on the Company’s website (www.rareelementresources.com) or by written request to:

Corporate Secretary

Rare Element Resources Ltd.

P.O. Box 271049

Littleton, Colorado 80127

E-mail: info@rareelementresources.com

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

As at June 29, 2022, the Company’s authorized capital consists of an unlimited number of Common Shares without par value of which 212,466,889 Common Shares are issued and outstanding. Each Common Share in the capital of the Company carries the right to one vote. Voting rights are not cumulative.

The Board has fixed the close of business on June 29, 2022 as the record date for the purpose of determining the shareholders entitled to receive notice of and to vote at the Meeting, but failure of any shareholder to receive notice of the Meeting does not deprive such shareholder of the entitlement to vote at the Meeting. Only shareholders of record at the close of business on June 29, 2022 who either personally attend the Meeting or who have completed and delivered a Proxy in the manner and subject to the provisions described herein will be entitled to vote or to have his, her or its Common Shares voted at the Meeting. In addition, as a result of the COVID-19 situation, shareholders who might otherwise attend in person are strongly encouraged to join the meeting in real-time by calling 866-895-5510 (U.S. or Canada) or +1-858-384-5500 (International/Toll) and passcode 481353. Shareholders joining the meeting by phone will not be able to vote their shares during the call.

Shareholders who wish to be represented by proxy at the Meeting must deliver their Proxies at the place and within the time set forth in the notes to the Proxy in order to entitle the person appointed by the Proxy to attend and vote.

Broker Non-Votes, Abstentions and Voting Requirements

Brokers and Intermediaries holding Common Shares in street name for their customers are required to vote the Common Shares in the manner directed by their clients. Under the Business Corporations Act (British Columbia) (the “BCA”), brokers are not entitled to vote shares held in street name for their customers where they have not received written voting instructions from the Non-Registered Holders of those shares. Under applicable U.S. rules, brokers are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, director elections and equity incentive plan matters) unless the beneficial owner of such shares has given voting instructions on the matter. The absence of a vote on a matter where the broker has not received written voting instructions from a Non-Registered Holder is referred to as a “broker non-vote.”

The directors must be elected by an affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Meeting on the matter. Plurality voting means that the seven directors receiving the greatest number of “FOR” votes will be elected to the Board. Cumulative voting (i.e., a form of voting where shareholders are permitted to cast all of their aggregate votes for a single nominee) will not be permitted. Therefore, any Common Shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors.

The appointment of the independent registered public accounting firm requires an affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Meeting on the matter. Therefore, any Common Shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the proposal to appoint the independent public accounting firm.

The approval and adoption of the Rare Element Resources Ltd. 2022 Equity Incentive Plan (the “2022 Plan”) requires an affirmative vote of a majority of the votes cast, either in person or by proxy, at the Meeting on the matter. Therefore, any Common Shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the proposal to adopt and approve the 2022 Plan.

Ownership of Common Shares by Certain Beneficial Owners

The following table sets forth information (as of the date indicated) as to all persons or groups known to the Company to beneficially own, control or direct, directly or indirectly, 5% or more of the issued and outstanding Common Shares of the Company as of July 1, 2022:

Name and Address of Beneficial Holder	Common Shares Beneficially Owned (1)	Percentage of Class (2)
Synchron, 3550 General Atomics Court, San Diego, California 92121-1122 General Atomic Technologies Corporation, 3550 General Atomics Court, San Diego, California 92121-1122 Tenaya Corporation, P.O. Box 910304, San Diego, California, 92191-0304	116,356,925	54.76%

(1)	This information is based on a Schedule 13D/A filed on December 23, 2021 by Synchron, General Atomic Technologies Corporation and Tenaya Corporation. Synchron has sole voting and dispositive power over the Common Shares listed.
(2)	Calculated based on 212,466,889 Common Shares outstanding as of July 1, 2022.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Director and Nominee Experience and Qualifications

The Board, through its Nominating, Corporate Governance and Compensation Committee (the “NCG&C Committee”), considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience. The NCG&C Committee is composed entirely of independent directors.

The Board believes that, as a whole, it should possess a combination of skills, professional experience and diversity necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria (further described below). Accordingly, the Board and the NCG&C Committee consider the qualifications of director and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The NCG&C Committee reviews and makes recommendations regarding the composition and size of the Board in order to ensure that the Board has the requisite expertise, and its membership consists of persons with sufficiently diverse and independent backgrounds. Board membership criteria include items relating to ethics, integrity and values, sound business judgment, professional experience, industry knowledge, and diversity, including gender diversity, all in the context of an assessment of the perceived needs of the Board at that point in time. The Board, as a whole, should possess a variety of skills, occupational and personal backgrounds, experiences and perspectives necessary to oversee the Company’s business. In addition, Board members generally should have relevant professional or technical skills or financial acumen that demonstrates an understanding of the financial and operational aspects of a rare earth mining exploration and development company.

In evaluating director candidates and considering incumbent directors for re-nomination, the Board and the NCG&C Committee have not formulated any specific minimum qualifications, but, rather, consider a variety of factors. These include each nominee’s independence, financial acumen, personal accomplishments, career specialization, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board. The Board determines the Chairman among the Company’s directors following the election of directors at the annual meeting of shareholders.

Pursuant to and subject to the terms and conditions of the Investment Agreement dated October 2, 2017 between the Company and Synchron (the “Investment Agreement”), as long as Synchron’s fully diluted ownership in the Company is at least 33.0%, Synchron has the right to designate two directors for appointment or election to the Board, where the Board is comprised of six or seven directors following such appointment or election. Mr. Roberts was identified by Synchron as one of its two designees and has served on the Board since November 17, 2017. On October 16, 2019, the Company issued to Synchron an additional 24,175,000 Common Shares in connection with the exercise by Synchron of its common share purchase option dated October 2, 2017 (the “Option”). As a result, Synchron’s ownership of outstanding Common Shares increased from approximately 33.5% to approximately 49.0%. With Synchron’s exercise of the Option, Synchron obtained the right to designate one additional director for appointment or election to the Board. Barton S. Brundage, Synchron’s additional designee, was elected to the Board at the annual meeting of shareholders held on December 18, 2019. As a result of Synchron’s participation in the Company’s rights offering completed in December 2021, Synchron’s ownership of outstanding Common Shares increased from approximately 49.0% to approximately 54.8%. Ms. Champine was appointed to the Board on March 31, 2022, replacing a prior designee of Synchron.

Seven directors are to be elected at the Meeting, representing no change in Board size from the current Board. Each Board member will serve until the next annual general meeting of shareholders or until his or her successor is duly elected or appointed. Except for Mr. Schlauch, all incumbent directors will be standing for re-election at the Meeting.

Each of the Board and the NCG&C Committee proposes to nominate the persons listed below for election as directors of the Company. Executed Proxies received will, on any poll, be voted as directed, or, if there is no direction, will be voted “FOR” the nominees listed in this Circular. The Board and the NCG&C Committee do not contemplate that any of the nominees will be unable or unwilling to serve as a director.

The following table sets out the names and ages of the nominees for election as directors; their provinces or states and country of residence; the offices they hold within the Company, if any; their occupations; and the dates since which they have served as directors of the Company:

Name, Age, Province or State and Country of Residence and Current Positions, if any, held in the Company	Unless otherwise indicated below, served as director since
RANDALL J. SCOTT, 70 Colorado, USA Director President and Chief Executive Officer, Rare Element Resources Ltd.	February 3, 2012
GERALD W. GRANDEY, 75 (1)(2) Colorado, USA Director Former Chief Executive Officer, Cameco Corporation	August 2, 2013
LOWELL A. SHONK, 73 (1) Arizona, USA Director Board Secretary, Cupric Canyon Capital LP/LLC	April 23, 2013
DAVID I. ROBERTS, 84 (3) California, USA Director President and CEO, General Atomics Uranium Resources LLC	November 17, 2017
BARTON S. BRUNDAGE, 59 (1) Colorado, USA Director President, Cordillera Corporation	December 18, 2019
NICOLE J. CHAMPINE, 51 (3) Colorado, USA Director Vice President and General Counsel, Cordillera Corporation	March 31, 2022
KELLI C. KAST, 55 Colorado, USA Director Nominee Consultant, Rare Element Resources, Inc.	—

(1)	Current member of the Company’s Audit Committee, of which Lowell A. Shonk is the chair.
(2)	Gerald W. Grandey was elected Chairman of the Board on June 10, 2015.
(3)	Current member of the NCG&C Committee, of which Paul J. Schlauch is the chair. Mr. Schlauch will not be standing for re-election as a director of the Company at the Meeting.

The following are brief biographies of the Company’s directors and director nominees for election to the Board:

Randall J. Scott currently serves as President and Chief Executive Officer (“CEO”) of the Company. Mr. Scott is a metallurgical engineer with over 35 years of experience in the mining industry. His experience includes leading performance teams in operations, administration, project development, program management, business development and major improvement initiatives. Mr. Scott was appointed as a director of the Company in February 2012 and as President and CEO in December 2011. Mr. Scott previously worked for Thompson Creek Metals Company Inc. as Vice President, Corporate Responsibility and Strategy from May 2011 to November 2011, as Director, Strategic Management from August 2010 to May 2011 and as Project Sponsor, Enterprise Resource Planning Implementation from January 2010 to August 2010. Prior to that, he served as Vice President of Metals Norwest Corporation during

January 2010. From 2002 until 2009, he served as the Principal Real Estate Agent and Team Leader for Scott Home and Land Real Estate Team. Mr. Scott held senior management positions with Cyprus Amax Coal Company and RAG American Coal Company from 1995 to 2001, and prior to that Mr. Scott held senior management positions with Cyprus Metals Company from 1989 until 1995. Mr. Scott received his Bachelor of Science degree in metallurgical engineering from the Colorado School of Mines and his Masters of Business Administration from the University of Arizona.

Mr. Scott’s background in metallurgical engineering at operating mines and extensive, high-level executive experience with producing mining companies are valuable assets to the Board. His understanding of mining operations, including production elements, key operating metrics, corporate responsibility, and safety, presents a unique contribution to the Board. Accordingly, the Board believes that Mr. Scott should be re-elected to serve on the Board.

Gerald W. Grandey has over 40 years of executive leadership in the mining industry. He is the former Chief Executive Officer of Canadian-based Cameco Corporation, one of the world’s largest uranium producers. In 2010, Harvard Business Review recognized Mr. Grandey as being one of the Top 100 CEOs in the world because of the value created for shareholders during his tenure at Cameco. After 18 years with Cameco, he retired as Chief Executive Officer and as a director in 2011. Previously, he held senior executive positions with Concord Services and Energy Fuels Nuclear. Mr. Grandey was recognized in 2014 for leadership in the nuclear industry with the U.S. Nuclear Energy Institutes’ William S. Lee Award; inducted into the Canadian Mining Hall of Fame in 2013; awarded the Canadian Nuclear Association’s Ian McRae Award in 2012 for his work in advancing nuclear energy in Canada; and was nominated for the 2011 Oslo Business for Peace Award in recognition of his efforts to facilitate nuclear disarmament. He is the Chairman of the Board of Governors of the Colorado School of Mines Foundation and is Chairman Emeritus for the London-based World Nuclear Association. Mr. Grandey is a former board member of Nutrien Ltd. (2018–2019), Potash Corporation of Saskatchewan (2011–2018), Cameco Corporation (1999–2011), Centerra Gold Inc. (2004–2010), Inmet Mining Corporation (2012–2013), Sandspring Resources Ltd. (2010–2015) and Canadian Oil Sands Limited (2011–2016). He has a degree in geophysical engineering from the Colorado School of Mines and a law degree from Northwestern University.

Mr. Grandey has extensive, high-level executive leadership experience in the mining industry, as well as experience and education in geophysical engineering. He brings to the Board key leadership, technical and related market expertise. Accordingly, the Board believes that Mr. Grandey should be re-elected to serve on the Board.

Barton S. Brundage currently serves as President (since May 2021) of Cordillera Corporation (“Cordillera”), an affiliate of General Atomics and Synchron. In his current role and prior role as Executive Vice President (June 2007–May 2021), Mr. Brundage is and has been responsible for the day to day management of Cordillera’s real estate operations in Colorado, Utah, and California. In addition, he has served as Chairman of the board of directors (since June 2007) of jetCenters, Inc. (“JCI”), a subsidiary of Cordillera, an aviation fueling operation, and as Chairman of the board of directors (since January 2021) of Ohio Gas Company, an affiliated company of Cordillera, which operates as a regulated gas utility based in Bryan, Ohio. Mr. Brundage also serves as a director and/or executive officer for several other Cordillera-affiliated companies (2007–Present), including San Miguel Valley Corporation, Silver Cliff Land And Cattle Company, Colorado Barns Corporation, First City Investment Corporation, Lamartine Consolidated Mines Corporation, Boston Commons, Inc., Oceanic Exploration Company, Oceanic International Properties Corporation, and Sorrento West Properties, Inc. Prior to his current position with Cordillera and its affiliates, Mr. Brundage served as the Chief Financial Officer of JCI (July 1996–May 2007). Prior to his position with JCI, Mr. Brundage was employed by Brundage & Company (June 1985–July 1996), a regional investment banking firm specializing in mergers and acquisitions and long-term corporate financing. At Brundage & Company, he was employed in various capacities in the family-managed business, including Vice President, Senior Financial Analyst, and Analyst. He continues to serve as a member of Brundage & Company’s board of directors (since 1980). Mr. Brundage received his Bachelor of Arts degree in Business Administration from Fort Lewis College and his Master of Business Administration from the University of Denver.

Mr. Brundage’s nearly 35 years of experience in financial resource acquisition and complex financial transactions, specifically in valuation and integration, brings to the Board additional depth in financial resource management. Accordingly, the Board believes that Mr. Brundage should be re-elected to serve on the Board.

Nicole J. Champine has served as Vice President and General Counsel of Cordillera, an affiliate of General Atomics, since July 2007, and previously served as Cordillera’s Legal Counsel (July 2001–July 2007). She has served as the President and a director of San Miguel Valley Corporation, a subsidiary of Cordillera, since June 2007 and July 2009, respectively. In addition, since May 2010, Ms. Champine has served as the President and a director of Oceanic Exploration Company, an oil and gas exploration company affiliated with Cordillera. From May 1998 to June 2001, she was a real estate and land development lawyer at the law firm of Otten, Johnson, Robinson,

Neff & Ragonetti, P.C. From June 1993 to August 1995, Ms. Champine served as a project engineer for Peter Kiewit & Sons in Utah and Colorado on heavy-highway projects. She received her Bachelor of Science in Structural Engineering from the University of Texas at Austin and her Juris Doctorate from the University of Denver.

Ms. Champine has a wide range of legal, corporate and technical expertise that she has applied in various industries, including real estate investment and development, civil and structural engineering and natural resources. Accordingly, the Board believes that Ms. Champine should be re-elected to serve on the Board.

Kelli C. Kast has over 25 years of in-house legal experience, including seven years as a top legal officer in the precious metals industry, and 10 years in the rare earth industry. She has served as a consultant of Rare Element Resources, Inc., a subsidiary of the Company, since June 2015. From July 2012 to May 2015, Ms. Kast served as the Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of the Company. She served as Coeur d’Alene Mine Corporation’s Vice President, General Counsel and Corporate Secretary from May 2005 to March 2009 and as its Chief Administrative Officer from March 2009 to December 2011. From 2004 to 2005, Ms. Kast served as Corporate Counsel for HealtheTech Inc. From 1997 to 2003, she served as the Assistant General Counsel and Corporate Secretary for Global Water Technologies Inc. and Psychrometric Systems, Inc. Ms. Kast earned her Juris Doctor from the University of South Dakota School of Law and her Bachelor’s degree from the University of Idaho.

Ms. Kast has been a legal professional in the natural resources and engineering and construction industries for more than 20 years. Her in-house legal and transactional acumen counseling mining companies, experience managing mining companies’ human resources, safety, and environmental and social responsibility programs and work as a Corporate Secretary for publicly-traded companies are valuable to the Board’s oversight of the Bear Lodge Project and the demonstration plant, corporate governance functions of the Board, and the execution of the Company’s business plan. Accordingly, the Board believes that Ms. Kast should be elected to serve on the Board.

David I. Roberts is the President and Chief Executive Officer of General Atomics Uranium Resources LLC (since August 2007), which owns the stock of several General Atomics affiliated uranium companies. These affiliates include Rio Grande Resources Corporation and Nuclear Fuels Corporation, which have uranium properties in the United States and market uranium worldwide; Baywood Holdings Inc., which owns the Australian uranium mining and exploration companies Heathgate Resources Pty Ltd and Quasar Resources Pty Ltd; and General Atomics Energy Services, Inc., which is a partner in ConverDyn. Mr. Roberts holds the following positions at the indicated privately held companies, all of which are affiliates of General Atomics: President of Systems Integration, LLC (since September 2017), General Atomics Global Corporation (since December 2019), and General Atomics Aeronautical UK Ltd (since December 2011); Senior Vice President of General Atomics (since August 2016); and Director of Sequoyah Fuels International Corp. (since July 2016), Diazyme Laboratories Inc. (since July 2016), Aeronautical Systems Inc. (since July 2018) and Synchron (since September 2017). His previous positions at General Atomics include 19 years as Senior Vice President of the Advanced Technologies Group of General Atomics (June 1988–August 2007), where he was responsible for divisions involved in the development and application of advanced technologies for defense, energy and transport applications. Previously, he held staff positions performing research and development in support of advanced nuclear reactor programs (June 1968–June 1988). Prior to joining General Atomics, Mr. Roberts was associated with the General Electric Company (May 1967–May 1968), where he was involved in development and manufacture of military re-entry vehicles, and with Rolls Royce and Associates (U.K.) supporting design and construction of nuclear submarine reactors for the Royal Navy. Mr. Roberts was educated at London University and received an MIM (Materials Engineering) in 1960. He is a registered professional engineer in California, a chartered engineer (U.K.), and a member of numerous professional associations.

Mr. Roberts’ extensive, high-level executive engineering and mining experience as well as business acumen are valuable to the Board. His background and understanding of government and commercial contracting and services brings a unique perspective to the Board. His technical expertise in both rare earths and the related uranium industry in the United States and throughout the world is an asset to the Board. Accordingly, the Board believes that Mr. Roberts should be re-elected to serve on the Board.

Lowell A. Shonk has 43 years of experience in the copper, molybdenum, gold, coal, iron ore, industrial minerals and lithium extractive and processing industries, holding positions as a financial executive at operational, divisional and corporate levels. Mr. Shonk is one of the founding partners and Board Secretary of Cupric Canyon Capital LLC (“Cupric”), a private equity company in partnership with Global Natural Resource Investments (formerly a unit of Barclays Bank PLC). Cupric’s wholly owned affiliate, Khoemacau Copper Mining (Pty) Ltd, holds a large high-grade copper-silver project in Botswana that began operations in July 2021 after nine years of exploration and development. He served as Cupric’s Chief Executive Officer from February 2012 to March 2013 and as its Chief

Financial Officer from January 2010 to February 2012. Prior to his Cupric involvement, Mr. Shonk served as Vice President of Financial and Operational Analysis at Phelps Dodge Corporation and Freeport-McMoRan Copper & Gold Inc. from 1999 through 2009. Mr. Shonk also served as Controller and/or Chief Financial Officer in various divisions of Cyprus Amax Mineral Company and its predecessor mining companies beginning in 1979. Mr. Shonk is the former chairman of the audit committee of the Society of Mining, Metallurgy and Exploration (2010-2016). From 2001 to 2009, he served on the board of directors and as chairman of the audit committee of Apache Nitrogen Products Inc. He obtained his undergraduate degree in Economics from Indiana University, a master’s degree in Mineral Economics from Colorado School of Mines and an MBA from the University of Colorado – Denver.

Mr. Shonk has extensive, high-level executive mining experience, specifically in the financial, strategic and valuation areas. His specialized financial background brings to the Board experience with financial and accounting statements, audit oversight and internal controls. He further brings to the Board a background in mining mergers and acquisitions and business combinations. Accordingly, the Board believes that Mr. Shonk should be re-elected to serve on the Board.

Executive Committee

The Company does not currently have an executive committee of its Board.

Director Independence

The Board reviewed and determined independence under National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) of each current director and director nominee. In making its independence determination, the Board considered the circumstances described below.

Based upon his position as an executive officer of the Company, the Board determined that Mr. Scott is not independent. Based upon her work as a consultant of a subsidiary of the Company, the Board determined that Ms. Kast is not independent.

The Board has concluded that each of Ms. Champine and Messrs. Grandey, Brundage, Roberts and Shonk are independent. As a result of these analyses, the Board has determined that the proposed seven-member Board would be comprised of a majority of independent directors, as required under NI 58-101.

Family Relationships

There are no family relationships among any directors, officers or persons nominated to be directors of the Company.

Arrangements between Officers and Directors

No proposed director is being elected under any arrangement or understanding between the proposed director and any other person or company except for (i) the director and executive officer of the Company acting solely in such capacity (Mr. Scott) and (ii) the Synchron designees on the Board (Ms. Champine and Messrs. Brundage and Roberts) pursuant to the Investment Agreement and the exercise of the Option described below between the Company and Synchron.

Pursuant to and subject to the terms and conditions of the Investment Agreement, as long as Synchron’s fully diluted ownership in the Company is at least 33.0%, Synchron has the right to designate two directors for appointment or election to the Board, where the Board is comprised of six or seven directors following such appointment or election. Mr. Roberts was identified by Synchron as one of its two designees and has served on the Board since November 17, 2017. On October 16, 2019, the Company issued to Synchron an additional 24,175,000 Common Shares in connection with the exercise by Synchron of the Option. As a result, Synchron’s ownership of outstanding Common Shares increased from approximately 33.5% to approximately 49.0%. With Synchron’s exercise of the Option, Synchron obtained the right to designate one additional director for appointment or election to the Board. Mr. Brundage, Synchron’s additional designee, was elected to the Board at the annual meeting of shareholders held on December 18, 2019. As a result of Synchron’s participation in the Company’s rights offering completed in December 2021, Synchron’s ownership of outstanding Common Shares increased from approximately 49.0% to approximately 54.8%. Ms. Champine was appointed to the Board on March 31, 2022, replacing a prior designee of Synchron.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Company, no director and no proposed director of the Company is, or within the 10 years prior to the date of this Circular has been, a director or executive officer of any company that (i) was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days (any of the foregoing being an “order”), that was issued while he or she was acting in the capacity of director, chief executive officer or chief financial officer of that company; or (ii) was subject to an order that was issued after he or she ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while he or she was acting in that capacity.

To the knowledge of the Company, no director or proposed director of the Company is, or within the 10 years prior to the date of this Circular has been, a director or executive officer of any company that (i) was bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets; or (ii) within one year of his or her ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Individual Bankruptcies

No director or proposed director of the Company has, within the 10 years prior to the date of this Circular, become bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Penalties or Sanctions

None of the proposed directors has (i) been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, (ii) entered into a settlement agreement with a securities regulatory authority or (iii) been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder making a decision about whether to vote for the proposed director or in making an investment decision.

Vote Required for Approval

The election of each director nominee pursuant to this Proposal No. 1 will require the affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Meeting on the matter, assuming that a quorum exists.

If you fail to vote or submit a Proxy, fail to instruct your broker to vote, or vote to “abstain,” it will have no effect on the election of director nominees pursuant to this Proposal No. 1, assuming that a quorum exists.

Board Recommendation

The Board recommends that shareholders vote “FOR” each of the nominees for director.

PROPOSAL NO. 2:

APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which consists entirely of independent directors, intends to nominate BDO USA, LLP (Spokane, WA PCAOB ID#243) (“BDO”) for appointment as the independent registered public accounting firm of the Company.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2020, on October 16, 2020, the Audit Committee approved, and the Board ratified, the dismissal of Plante & Moran, PLLC (“Plante Moran”) as the independent registered public accounting firm of the Company. Additionally, on October 16, 2020, the Audit Committee recommended, and the Board approved, the engagement of BDO as the new independent registered public accounting firm of the Company.

During the fiscal years ended December 31, 2019 and 2018 and through the subsequent interim period preceding BDO’s engagement, the Company did not consult with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements by BDO, in either case where written or oral advice provided by BDO would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any other matter that was the subject of a disagreement between the Company and its former accounting firm or was a reportable event (as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

The audit reports of Plante Moran on the Company’s financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Plante Moran on the Company’s financial statements for the fiscal year ended December 31, 2018 contained an explanatory paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern. The circumstances surrounding this disclosure were subsequently alleviated as described in the annual report on Form 10-K of the Company for the fiscal year ended December 31, 2019.

During the fiscal years ended December 31, 2019 and 2018 and through the subsequent interim period preceding Plante Moran’s dismissal, there were no disagreements between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Plante Moran, would have caused it to make reference thereto in its reports on the Company’s financial statements for such fiscal years.

During the fiscal years ended December 31, 2019 and 2018 and through the subsequent interim period preceding Plante Moran’s dismissal, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

A resolution will be presented at the Meeting to appoint BDO to serve as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors.

Executed Proxies received will, on any poll, be voted as directed, or, if there is no direction, will be voted “FOR” the appointment of BDO as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors.

Representatives of BDO are expected to be present via teleconference at the Meeting. The Chairman of the Meeting will provide such representatives with the opportunity to make a statement if they so desire, and such representatives are expected to be available to respond to appropriate questions.

Vote Required for Approval

Approval of Proposal No. 2 will require the affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Meeting on the matter, assuming that a quorum exists.

If you fail to vote or submit a Proxy, fail to instruct your broker to vote or vote to “abstain,” it will have no effect on the outcome of the vote on Proposal No. 2, assuming that a quorum exists.

Board Recommendation

The Board recommends that shareholders vote “FOR” the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors.

EXECUTIVE OFFICERS

The following table sets out the name and age of the Company’s current executive officers, their state and country of residence, the offices they hold within the Company, and the dates since which they have served as officers of the Company:

Name, Age, Province or State and Country of Residence and Positions, current and former, if any, held in the Company	Served as officer since
RANDALL J. SCOTT, 70 Colorado, USA Director, President and CEO	December 15, 2011
WAYNE E. RICH, 57 Colorado, USA Chief Financial Officer	March 28, 2022

See “Proposal No. 1—Election of Directors—Director and Nominee Experience and Qualifications” for biographical information regarding Mr. Scott.

Wayne E. Rich most recently served as Vice President of Finance, Treasurer and Corporate Secretary of Eden Innovations LLC from August 2017 to March 2022. He served as Chief Financial Officer of Star Mountain Resources, Inc. from November 2015 to January 2017 and as Chief Financial Officer of Northern Zinc, LLC from May 2015 to November 2015, when it was acquired by Star Mountain Resources, Inc., which filed for Chapter 11 bankruptcy protection in February 2018. Mr. Rich served in various capacities at Prospect Global Resources, Inc., a publicly traded mining company, including as Chief Financial Officer and Vice President of Finance (September 2011–December 2012) and Senior Vice President of Accounting and Treasury (December 2012–May 2014). From October 2008 to September 2011, he served as Treasurer and Director of Corporate Finance of Thompson Creek Metals Inc., a publicly traded metals and mining company. Prior to that, he served in several capacities at The Doe Run Resources Corporation, an integrated mining and metals manufacturing company, from August 1998 to October 2008, including as Treasurer (April 2007–October 2008) and Assistant Treasurer (July 2004–April 2007). Mr. Rich began his career with KPMG Peat Marwick. Mr. Rich holds a Master’s in Business Administration from Illinois State University and a Bachelor of Science in Accountancy from Eastern Illinois University.

Named Executive Officers

“Named Executive Officer” or “NEO” means (a) all individuals who served as CEO of the Company during the fiscal year ended December 31, 2021; (b) each of the two most highly compensated executive officers, or the two most highly compensated individuals acting in a similar capacity, other than the CEO, at the end of the fiscal year ended December 31, 2021; and (c) each individual who would be an NEO under clause (b) above but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, at the end of that fiscal year.

During the fiscal year ended December 31, 2021, the Company had one NEO: Randall J. Scott, President and CEO of the Company. Mr. Rich, who was appointed as the Chief Financial Officer of the Company on March 28, 2022, was not an NEO during the fiscal year ended December 31, 2021.

SHARE OWNERSHIP TABLE

The following table sets forth certain information regarding beneficial ownership, control or direction, directly or indirectly, of the Company’s Common Shares, as of July 1, 2022 by (i) the Company’s executive officers, directors and director nominees and (ii) the Company’s executive officers, directors and director nominees as a group.

	Amount and Nature of Beneficial Ownership *
Name and Position (1)	Common Shares (2)		Percentage of Class (3)
Gerald W. Grandey – Director and Chairman Saskatoon, Saskatchewan, Canada	2,363,442	(4)	1.11%
Lowell A. Shonk – Director Reno, Nevada, USA	1,404,680	(5)	0.66%
Randall J. Scott – CEO and President, Director Littleton, Colorado, USA	889,001	(6)	0.42%
Paul J. Schlauch – Director Greenwood Village, Colorado, USA	658,200	(7)	0.31%
Kelli C. Kast – Director Nominee Evergreen, Colorado, USA	512,500	(8)	0.24%
David I. Roberts – Director Solana Beach, California, USA	Nil	(9)	0.00%
Barton S. Brundage – Director Parker, Colorado, USA	Nil	(9)	0.00%
Nicole J. Champine – Director Denver, Colorado, USA	Nil	(9)	0.00%
Wayne E. Rich – Chief Financial Officer Highlands Ranch, Colorado, USA	Nil		0.00%
All executive officers, directors and director nominees as a group (a total of 9 persons)	5,827,823		2.71%

*

Pursuant to Rule 13d-3 under the Exchange Act, beneficial ownership includes shares as to which the individual has or shares voting power or investment power, and any shares that the individual has the right to acquire within 60 days of July 1, 2022, including through the exercise of any option, warrant, or right. For each individual who holds options, warrants or rights to acquire Common Shares, the Common Shares underlying those securities are treated as owned by that holder and as outstanding Common Shares when that holder’s percentage ownership of Common Shares is calculated. Those Common Shares are not treated as outstanding when the percentage ownership of any other holder is calculated.

(1)	Mailing address for all directors and executive officers is c/o Rare Element Resources, Ltd., P.O. Box 271049, Littleton, Colorado 80127.
(2)	Includes Common Shares held as of July 1, 2022, plus Common Shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days after July 1, 2022.
(3)	In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership for each person is based on 212,466,889 Common Shares outstanding as of July 1, 2022.
(4)	Includes 1,913,442 Common Shares and 450,000 Common Shares subject to options held by Mr. Grandey personally.
(5)	Includes 1,204,680 Common Shares and 200,000 Common Shares subject to options held by Mr. Shonk personally.
(6)	Includes 14,001 Common Shares and 875,000 Common Shares subject to options held by Mr. Scott personally.
(7)	Includes 208,200 Common Shares and 450,000 Common Shares subject to options held by Mr. Schlauch personally. Mr. Schlauch will not be standing for re-election as a director of the Company at the Meeting.
(8)	Includes 512,500 Common Shares subject to options held by Ms. Kast personally.

(9)	Excludes Common Shares owned by Synchron, of which Mr. Roberts is a director, and an affiliate of which each of Mr. Brundage and Ms. Champine is an officer. Pursuant to and subject to the terms and conditions of an Investment Agreement between the Company and Synchron, Synchron has the right to designate three directors for appointment or election to the Board, where the Board is comprised of seven directors following such appointment. Ms. Champine and Messrs. Brundage and Roberts are the three Synchron designees.

Change in Control

The Company has no knowledge of any arrangement that might result in a change in control in the future. To the Company’s knowledge, there are no arrangements, including any pledge by any person of the Company’s securities, the operation of which at a subsequent date may result in a change in the Company’s control.

Quorum

The Company’s Articles provide that any two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued and outstanding Common Shares entitled to be voted at the Meeting shall constitute a quorum.

Dissenters’ Rights of Appraisal

No action is proposed herein for which the BCA or the Articles of the Company provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s Common Shares.

CORPORATE GOVERNANCE DISCLOSURE

NI 58-101 requires all reporting issuers to provide certain annual disclosure of their corporate governance practices with respect to the corporate governance guidelines (the “Guidelines”). These Guidelines are not prescriptive but have been used by the Company in adopting its corporate governance practices. The Board has approved and adopted a set of policies on corporate governance, which include a Code of Business Conduct and Ethics for Directors, Officers and Employees (“Code of Conduct”), Audit Committee Charter, Procedures for Treatment of Complaints and Concerns Regarding Accounting, Internal Accounting Controls and Auditing Matters and NCG&C Committee Charter, all of which are available on the Company’s website. The Company’s approach to corporate governance is set out below. Please note that some of the information set forth in this section serves the dual purpose of satisfying NI 58-101 as well as certain U.S. proxy statement disclosure requirements.

	GOVERNANCE DISCLOSURE GUIDELINE UNDER NI 58-101	COMMENTS
1.	Board of Directors (a) Disclose the identity of the directors who are independent.

The Board is, and following the Meeting will be, comprised of seven directors. Five of the directors and director nominees are independent and two are not independent, as discussed below. The Board considers Gerald W. Grandey, Barton S. Brundage, Nicole J. Champine, David I. Roberts and Lowell A. Shonk to be independent directors. Therefore, the majority of the Board is and will be independent within the meaning of, and as required by, NI 58-101.

(b) Disclose the identity of the directors who are not independent and describe the basis for that determination.

The Board considers each of Randall J. Scott and Kelli C. Kast to not be an independent director. Randall J. Scott is not an independent director because he is an officer of the Company. Kelli C. Kast is not an independent director because she is a consultant of a subsidiary of the Company.

The Board is responsible for determining whether or not each director is an independent director. To do this, the Board analyzes all the relationships of the directors with the Company and its subsidiaries. Those directors who do not meet the meaning of independence as provided in NI 58-101 were deemed to not be independent directors. More information about each director nominee can be found in the section titled “Proposal No. 1: Election of Directors” in this Circular.

	(c) Disclose whether or not the chair of the board is an independent director.	The Chairman of the Board, Gerald W. Grandey, is an independent director. The Chairman’s role and responsibilities include overseeing the function and effectiveness of the Board.

	GOVERNANCE DISCLOSURE GUIDELINE UNDER NI 58-101	COMMENTS
2.

Directorship

If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a Canadian, U.S. or foreign jurisdiction, identify both the director and the other issuer.

None.
3.	Attendance at Board Meetings Disclose the attendance record of each director for all board meetings held since the beginning of the issuer’s fiscal year ended December 31, 2021.	Total number of Board meetings held from January 1, 2021 through December 31, 2021: 11
			Number of Board	Number of Committee
		Name of Director	Meetings Attended/Held	Meetings Attended/Held
		Gerald W. Grandey	11/11	5/5
		Kenneth J. Mushinski (1)	10/11	4/4
		David I. Roberts	11/11	4/4
		Paul J. Schlauch (2)	11/11	4/4
		Randall J. Scott	11/11	N/A
		Lowell A. Shonk	11/11	5/5
		Barton S. Brundage	11/11	4/4
(1) On March 31, 2022, Mr. Mushinski resigned as a director of the Company. (2) Mr. Schlauch will not be standing for re-election as a director of the Company at the Meeting.

None of the incumbent directors of the Company who were directors in 2021 for the entire year attended fewer than 75% of the Board meetings held of which they were eligible to attend since the beginning of the fiscal year ended December 31, 2021.

Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s completed financial year ended December 31, 2021. If the independent directors do not hold such meetings, describe what the board does to facilitate open and candid discussion among its independent directors.

Since the beginning of the Company’s fiscal year ended December 31, 2021, the Company has held one executive session for its independent directors without the presence of management or any non-independent director. To facilitate open and candid discussion amongst its independent directors, such directors are encouraged to communicate with each other directly to discuss ongoing issues pertaining to the Company as well as to call and hold meetings of the Audit Committee and the NCG&C Committee, each of which is comprised entirely of independent directors.

4.	Board Mandate Disclose the text of the board’s written mandate. If the board does not have a written mandate, describe how the board delineates its role and responsibilities.

The Board, subject to the BCA and the Company’s Articles, manages or supervises the management of the business and affairs of the Company and has the authority to exercise all such powers of the Company as are not, by the BCA or the Company’s Articles, required to be exercised by the shareholders of the Company. The Board supervises the management of the business and affairs of the Company through the committees of the Board. The responsibilities of each committee of the Board are set out in a written charter of such committee.

5.

Position Descriptions

(a) Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee. If the board has not developed written position descriptions for the chair and/or the chair of each board committee, briefly describe how the board delineates the role and responsibilities of each such position.

At this time, no written position descriptions have been developed for the Chairman of the Board or the Chair of each of the Company’s Audit Committee and NCG&C Committee. The Board delineates the role and responsibilities for the Chair of each of the Company’s Audit Committee and NCG&C Committee by providing such individuals with the applicable mandate and charter of each committee.

	GOVERNANCE DISCLOSURE GUIDELINE UNDER NI 58-101	COMMENTS

(b) Disclose whether or not the board and CEO have developed a written position description for the CEO. If the board and CEO have not developed such a position description, briefly describe how the board delineates the role and responsibilities of the CEO.

At this time, no written position description has been developed for the CEO of the Company. The role and responsibilities for the CEO, as established by the Board, are set forth in the CEO’s employment agreement with the Company effective January 1, 2018, and annual performance metrics and goals are established and approved by the Board.

6.

Orientation and Continuing Education

Describe what steps, if any, the board takes to orientate new board members and describe what measures, if any, the board takes to provide continuing education for directors.

At this time, the Board does not have a formal orientation or education program for its members.

When new directors are elected or appointed, they receive orientation, commensurate with their previous experience, on the Company’s business and on the responsibilities of directors.

Board meetings may also include presentations by the Company’s management, and presentations by technical and industry consultants, to give the directors additional insight into the Company’s business.

7.	Ethical Business Conduct Describe what steps, if any, the board takes to encourage and promote a culture of ethical business conduct.

The Board has adopted a Code of Conduct to encourage and promote a culture of ethical business conduct. It also promotes ethical business conduct through the nomination of Board members it considers ethical, through avoiding and minimizing conflicts of interest and by having a majority of its Board members independent of corporate matters. A copy of the Code of Conduct may be found on the Company’s website at www.rareelementresources.com.

8.

Nomination of Directors

Describe the process by which the board identifies new candidates for board nomination. Disclose whether or not the board has a nominating committee composed entirely of independent directors. If the board does not have a nominating committee composed entirely of independent directors, describe what steps the board takes to encourage an objective nomination process. If the board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.

The Board, through its NCG&C Committee, considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience. The NCG&C Committee is composed entirely of independent directors. The responsibilities, powers and operation of the NCG&C Committee are described elsewhere in this Circular.

9.

Compensation

Describe the process by which the board determines the compensation for the issuer’s directors and officers. Disclose whether or not the board has a compensation committee composed entirely of independent directors. If the board does not have a compensation committee composed entirely of independent directors, describe what steps the board takes to ensure an objective process for determining such compensation. If the board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.

The NCG&C Committee is required to review the compensation for directors and executives.

The NCG&C Committee reviews the adequacy and form of, and recommends to the Board, the compensation for directors and executives, which may include annual retainers, meeting fees, option grants and other benefits received by directors to ensure that the compensation received accurately reflects the risks and responsibilities involved in being an effective director or executive. For more information regarding compensation paid to directors and executives, see the sections entitled “Director Compensation” and “Summary Compensation Table” in this Circular.

The NCG&C Committee is composed entirely of independent directors. The responsibilities, powers and operation of the NCG&C Committee are described elsewhere in this Circular.

10.	Other Board Committees If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.

The Board has two standing committees:

a)

Audit Committee; and

b)

NCG&C Committee

Additional information regarding the above committees is included under the section “Company Information—Corporate Governance” on the Company’s website at www.rareelementresources.com.

	GOVERNANCE DISCLOSURE GUIDELINE UNDER NI 58-101	COMMENTS
11.

Assessments

Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the board satisfies itself that the board, its committees, and its individual directors are performing effectively.

Currently, the Board takes responsibility for monitoring and assessing its own effectiveness, including reviewing the Board’s decision-making processes and quality and adequacy of information provided by management, and the performance of individual directors and its committees. Board self-assessment is undertaken annually, overseen by the NCG&C Committee Chair, and the majority of Board meetings include non-employee director executive sessions for further Board effectiveness discussion. The Audit Committee and the NCG&C Committee each conduct annual self-assessments with input from the Board, and results are reported to the Board.

Communications with the Board of Directors

Shareholders may send communications to the Board, the Chairman or one or more of the non-management directors by using the contact information provided on the Company’s website at www.rareelementresources.com. Shareholders may also send communications by letter addressed to the Corporate Secretary of the Company at P.O. Box 271049, Littleton, Colorado 80127. All communications addressed to the Corporate Secretary will be received and reviewed by the Corporate Secretary. The receipt of concerns about the Company’s accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. The receipt of other concerns will be reported to the appropriate Committee(s) of the Board and/or to the Board itself, when necessary.

Board Leadership Structure

Currently, the Company has a separate President and CEO, Randall J. Scott, and Chairman of the Board, Gerald W. Grandey. Mr. Grandey is an independent director.

Mr. Grandey was appointed Chairman on June 10, 2015 upon the resignation of Lowell A. Shonk, the prior interim Chairman.

Both the Company’s Audit Committee and NCG&C Committee are comprised entirely of independent directors, who meet regularly without management present. The Board has reviewed the Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s share base, the Company’s peer group and other relevant factors, and has determined that a separate Chairman of the Board and CEO is currently the most appropriate leadership structure for the Company.

The Board believes that adequate structures and processes are in place to facilitate the functioning of the Board independently of the Company’s management. The independent directors met together once during fiscal year ended December 31, 2021. Annual meetings of the independent directors, chaired by the independent Chairman, give the independent directors the opportunity for open and frank discussions on all matters they consider relevant, including an assessment of their own performance. Accordingly, the Board believes that there is adequate leadership of the independent directors.

Ethical Business Conduct

The Board has adopted a Code of Conduct, which is based on the fundamental principles of honesty, loyalty, fairness, forthrightness and use of common sense in general. The Code of Conduct is available on the Company’s website at www.rareelementresources.com and on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. The Code of Conduct applies to all directors, officers and employees, including the principal executive, financial and accounting officers. The Audit Committee is responsible for setting the standards of business conduct contained in the Code of Conduct, and it annually reviews the Code of Conduct.

The Board, through the NCG&C Committee, is responsible for monitoring compliance with the Code of Conduct. The Committee reviews, with management, any issues with respect to compliance with the Code of Conduct. The Board intends to disclose on its website any waiver from a provision of its Code of Conduct that applies to any of its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that relates to any element of its Code of Conduct. No waivers were granted from the requirements of the Company’s Code of Conduct during the fiscal year ended December 31, 2021, or during the subsequent period through to the date of this Circular.

The Board ensures that the directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest. The Code of Conduct sets out the procedure with respect to reporting conflicts of interest. Actual or potential conflicts of interests are reported to the Chair of the NCG&C Committee. Members of the NCG&C Committee are required to be particularly vigilant in reviewing and approving conflicts of interests.

Board Role in Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company.

Risk oversight begins with the Board and the Audit Committee. The Audit Committee is chaired by Lowell A. Shonk. Each member of the Audit Committee is considered to be independent under Exchange Act rules. See section entitled “Audit Committee Report” for further description of Audit Committee independence determinations.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements. The Audit Committee receives feedback from the external auditor with respect to certain financial accounting and internal control risks.

Management and third-party consultants perform ongoing internal control testing and assessments. Management provides reliable and timely information to the Board regarding the Company’s effectiveness in identifying and appropriately controlling risks. Annually, management presents to the Audit Committee a report summarizing the review of the Company’s methods for identifying and managing risks.

The Company also has a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee. The Company’s risk management framework is designed to:

●	provide that risks are identified, monitored, reported and quantified properly;
●	define and communicate the types and amount of risk that the Company is willing to take;
●	communicate to the appropriate management level the type and amount of risk taken;
●	maintain a risk management program that is independent of the risk-taking activities; and
●	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

NOMINATING, CORPORATE GOVERNANCE

AND COMPENSATION COMMITTEE

The current members of the NCG&C Committee are Nicole J. Champine, David I. Roberts, and Paul J. Schlauch (Chair). Each of the current members of the NCG&C Committee is considered to be independent within the meaning of NI 58-101. The NCG&C Committee met four times during the fiscal year ended December 31, 2021.

NCG&C Committee Charter

The NCG&C Committee is governed by a charter which sets forth the NCG&C Committee functions, which are, among other things, to establish procedures for the director nomination process and recommend nominees for election to the Board; to develop and periodically review the effectiveness of the Board’s corporate governance guidelines; and to determine and recommend to the independent members of the Board the base salaries and annual incentive awards, including cash and equity-based incentive awards for the CEO, and where applicable, in consultation with the CEO, for other senior officers, on an annual basis. The NCG&C Committee Charter is available on the Company’s website at www.rareelementresources.com.

Board Nominating Procedures

The NCG&C Committee believes that candidates for the Board should have (i) the ability to exercise objectivity and independence in making informed business decisions; (ii) extensive knowledge, experience and judgment; (iii) integrity; (iv) loyalty to the interests of the Company and its shareholders; (v) a willingness to devote the extensive time necessary to fulfill a director’s duties; (vi) the ability to contribute to the diversity of perspectives present in board deliberations; and (vii) an appreciation of the role of the Company in society. The NCG&C Committee considers candidates meeting these criteria who are suggested by directors, management, shareholders and search firms hired to identify and evaluate qualified candidates. Please see the section captioned “Proposal No. 1: Election of Directors – Director and Nominee Experience and Qualifications” for further information on board qualification criteria.

Shareholders may submit recommendations in writing by a letter addressed to the CEO of the Company or the Chair of the NCG&C Committee. The NCG&C Committee will carefully consider each shareholder recommendation, evaluating each shareholder-recommended candidate for director under the same standards as candidates identified by any other method.

Gender Diversity on the Board

The NCG&C Committee and the Board do not currently have a formal policy with regard to the consideration of gender diversity in identifying director nominees. While the Board recognizes the benefits of diversity and inclusion at all levels within its organization, it does not currently have any targets, rules or formal policies that specifically require the identification, consideration, nomination or appointment of female board nominees or candidates for executive management positions or that would otherwise force the composition of the Board or the Company’s executive management team. Board nominations and appointments are assessed solely based upon the merits of the candidates, in the context of the skills, experience and independence which the Board requires in order to be effective; however, the NCG&C Committee encourages candidate diversity, including gender diversity, in the process of identifying and vetting all candidates. When searching for candidates for senior management positions, the Board focuses on attracting and retaining experienced and highly skilled individuals who can add value to its business, while also encouraging diversity.

Currently, the Company has one female Board member, and no female executives. There are two female director nominees, who if elected, would compose two of the seven members of the Board. The NCG&C Committee is expected to consider the introduction of a formal policy regarding gender diversity at the Board level in the future.

Term Limits and Board Composition

The NCG&C Committee and the Board do not currently have a formal policy with regard to director term limits or retirement age in connection with individuals nominated for election as it does not believe that such policies would be in the best interests of the Company. The Company operates in a unique industry, making it difficult to find qualified directors with the appropriate background and experience, and the introduction of a director term limit or retirement policy would impose further difficulty. Notwithstanding the foregoing, the NCG&C Committee annually reviews and makes recommendations regarding the size, composition, operation, practice and tenure policies of the Board, with a view to effective oversight and decision making. The NCG&C Committee believes that when selecting candidates to serve on the Board, it is in the best interests of the Company to consider the diversity of experience of the Board and review candidates who possess a range of skills, expertise, personality, education, background and other qualities for nomination. The Board strives to achieve a balance between the desirability to have a depth of experience from its members and the need for renewal and new perspectives. The NCG&C Committee assesses the effectiveness of this approach as part of its annual review of its charter.

The NCG&C Committee reviews the size of the Board annually. The Board must have enough directors to carry out its duties efficiently, while presenting a diversity of views and experience. The Board believes that the current size of seven members best serves the Company’s needs in the fiscal year to come. The NCG&C Committee recommended to the Board all the nominees for directors in this Circular.

Pursuant to and subject to the terms and conditions of the Investment Agreement and with the exercise of the Option, Synchron has the right to designate three directors for appointment or election to the Board, where the Board is comprised of seven directors following such appointment or election.

Compensation Functions

The NCG&C Committee is responsible for reviewing and making recommendations to the Board regarding the Company’s compensation policies and programs as well as salary and benefit levels for individual executives. The Board, in turn, gives final approval on compensation matters. The NCG&C Committee does not and cannot delegate its authority to determine and recommend director and executive officer compensation.

AUDIT COMMITTEE REPORT

The Company has a separately designated, standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Under Canadian securities laws, the Company is required to have an audit committee comprised of not less than three directors. Each member of the Audit Committee must meet the independence requirements imposed by applicable law and must not be an employee, officer or affiliate of the Company. The Company’s current Audit Committee consists of Lowell A. Shonk (Chair), Gerald W. Grandey, and Barton S. Brundage. The Audit Committee’s functions are to oversee the accounting and financial reporting process and the audit of the annual financial statements of the Company. The Audit Committee met five times during the fiscal year ended December 31, 2021.

Audit Committee Charter

The Audit Committee, under the guidance of the Audit Committee Charter approved by the Board, assists the Board in fulfilling its oversight responsibilities by reviewing (i) the financial statements, reports and other information provided to shareholders, regulators and others; (ii) the independent auditor’s qualifications, independence and performance; (iii) the internal controls that management and the Board have established; (iv) the audit, accounting and financial reporting processes generally; and (v) compliance by the Company with legal and regulatory requirements. The text of the Audit Committee’s Charter is appended to this Circular as Appendix “A” and is also available on the Company’s website at www.rareelementresources.com.

Independence

The Company’s Board has determined that all of the members of the Company’s Audit Committee are independent within the meaning of National Instrument 52-110 – Audit Committees (“NI 52-110”).

Audit Committee Financial Expert

The Company’s Board has determined that Lowell A. Shonk, Chair of the Audit Committee, satisfies the requirement of an “audit committee financial expert,” as defined under Item 407 of the Regulation S-K, and each of Messrs. Shonk, Brundage and Grandey is “financially literate” within the meaning thereof set forth in NI 52-110.

Audit Committee Oversight

Since the commencement of the fiscal year ended December 31, 2021, the Audit Committee has not made any recommendations to nominate or compensate an external auditor which were not adopted by the Board.

Audit Committee Report

The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited consolidated balance sheet at December 31, 2021 and consolidated statements of operations and comprehensive loss, cash flows and shareholder’s equity for the fiscal year ended December 31, 2021.

The Audit Committee has discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and has discussed with BDO its independence.

Based on the financial statement review, discussions with BDO and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s financial statements and the related management’s discussion and analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Submitted on behalf of the Audit Committee,

LOWELL A. SHONK (Chair)
GERALD W. GRANDEY
BARTON S. BRUNDAGE

Pre-Approval Policies and Procedures

In accordance with the Audit Committee Charter, the Audit Committee’s responsibilities and powers include pre-approval of permitted non-audit services performed for the Company by the Company’s auditor, subject to any de minimis exception under Section 10A(i)(1)(B) of the Exchange Act any rules promulgated thereunder. Consistent with applicable laws, other than audit, review or attestation services, all other services provided by the Company’s auditor are to be pre-approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided that the Audit Committee is informed of each particular service. All of the engagements and fees discussed below under the heading “Audit, Audit-Related, Tax, and Other Fees” for the fiscal years ended December 31, 2021 and 2020 were pre-approved by the Audit Committee.

Since the commencement of the Company’s most recently completed financial year, the Audit Committee has not made any recommendations to nominate or compensate an external auditor which were not adopted by the Board of the Company.

Audit, Audit-Related, Tax, and Other Fees

The following table sets forth the aggregate fees billed by our current independent registered public accounting firm, BDO, for professional services rendered in the fiscal years ended December 31, 2021 and December 31, 2020 (beginning on October 16, 2020).

	2021	2020
Audit Fees	$79,900	$52,296
Audit-Related Fees	—	—
Tax Fees	$13,700	10,000
All Other Fees	$15,000	—
Total	$108,600	$62,296

The following table sets forth the aggregate fees billed by our prior independent registered public accounting firm, Plante Moran, for professional services rendered in the fiscal years ended December 31, 2020 (through October 16, 2020) and December 31, 2019.

	2020	2019
Audit Fees	$29,100	$57,552
Audit-Related Fees	—	—
Tax Fees	—	11,000
All Other Fees	7,500	—
Total	$36,600	$68,552

“Audit Fees” represent fees for the audit of the Company’s annual financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” represent fees for professional services.

“Tax Fees” represent fees for professional services rendered for tax compliance, tax advice and tax planning on actual or contemplated transactions.

“All Other Fees” consist of fees for products and services other than the services reported above.

SUMMARY COMPENSATION TABLE

Set out below is a summary of compensation paid to the Company’s NEO during the fiscal years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Randall J. Scott	2021	$230,000	$75,000	$556,795	$—	$861,795
President and CEO	2020	$220,000	$42,500	$188,040	$—	$450,540

(1)	The grant date fair value of option-based awards is determined by using the Black–Scholes option valuation model based on assumptions for the risk-free interest rate, expected dividend yield, expected volatility of the Common Shares and expected life of the options set forth in Notes 3 and 7 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

Narrative Discussion of Compensation and Plan-Based Awards

Employment and Consulting Agreements

The Company has historically maintained employment agreements with its executive officers, including Mr. Scott. The material terms of prior employment agreements have included (a) employment for an indefinite term unless employment is terminated as provided in the agreement; (b) severance arrangements, including upon a change in control; (c) a base salary; and (d) participation in the stock option plans of the Company (as described below), the incentive bonus, and the Company’s benefit plans as are from time to time available to executive officers of the Company.

Mr. Scott has had an employment agreement with the Company since April 2013. From that date until late 2017 there were multiple amendments to the agreement, involving adjustments to the base salary, and severance compensation payable under the agreement. In December 2017, the NCG&C Committee recommended to the Board that Rare Element Resources, Inc., a subsidiary of the Company (“RER, Inc.”), enter into a revised employment agreement with Mr. Scott to replace his prior employment and severance compensation agreements, as amended. On February 22, 2018, effective as of January 1, 2018, RER, Inc. and Mr. Scott entered into a new employment agreement (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, (i) Mr. Scott’s annual base salary was $210,000, effective as of January 1, 2018 and is subject to adjustment at the Company’s discretion (and was $241,500 as of January 1, 2022); (ii) Mr. Scott will be eligible to receive an annual performance bonus and such long-term incentive awards as may be determined by the Board; and (iii) Mr. Scott will be eligible to participate in the employee benefit programs, if offered, by the Company.

Additionally, Mr. Scott is entitled to separation benefits in the event that his employment is terminated by the Company without “cause” or by Mr. Scott for “good reason” (in each case, as defined in the Employment Agreement) due to certain reasons, including a material change in title or duties, a material reduction in compensation, a material geographic relocation, or a material breach of the Employment Agreement by the Company, in each case which the Company has failed to cure. The severance payment to be received by Mr. Scott upon termination under the circumstances described above will be equal to one year of Mr. Scott’s base salary in effect on the date of termination and paid to Mr. Scott in a lump sum 60 days after the date of such termination. In addition, Mr. Scott’s equity incentive awards will vest automatically upon such termination.

On June 27, 2022, RER, Inc. and Mr. Scott entered into an amendment to the Employment Agreement to provide for certain terms of Mr. Scott’s planned retirement (the “Amendment”). Pursuant to the Amendment, Mr. Scott shall continue to serve as RER, Inc.’s Chief Executive Officer until the earliest of (i) December 31, 2022 (the “Retirement Date”), (ii) the date on which Mr. Scott’s successor as Chief Executive Officer commences employment with RER, Inc. (the “CEO Succession Date”), or (iii) the date Mr. Scott’s employment is terminated by either RER, Inc. or Mr. Scott in accordance with the Employment Agreement. Until the earlier of the Retirement Date or the CEO Succession Date, Mr. Scott must continue to perform his duties and responsibilities arising out of his position as the Chief Executive Officer, as well as such succession planning and transition activities as are reasonably requested by the Board, including, without limitation, using reasonable efforts to ensure a smooth transition of his duties to the successor Chief Executive Officer or other officers of RER, Inc.

Upon the termination of Mr. Scott’s employment with RER, Inc. in accordance with the terms of the Employment Agreement, RER, Inc. must pay or provide to Mr. Scott any accrued payments and benefits. In addition, subject to Mr. Scott’s execution of a consulting agreement (as described below) with RER, Inc., and provided that Mr. Scott executes a general release of claims, RER, Inc. will also pay to Mr. Scott a severance payment equal to one year of Mr. Scott’s base salary as in effect on the date of termination. Such severance payment will be paid in a lump sum no later than the 30th day after the earlier of the CEO Succession Date or the Retirement Date.

In connection with the Amendment, RER, Inc. will enter into a consulting agreement with Mr. Scott to provide for the terms of Mr. Scott’s continued service with RER, Inc. for a certain period of time following Mr. Scott’s planned retirement (the “Consulting Agreement”). The term of the Consulting Agreement is expected to begin on or around the Retirement Date and will continue through December 31, 2027, unless terminated sooner in accordance with the terms of the Consulting Agreement.

Pursuant to the Consulting Agreement, Mr. Scott will provide consulting services to RER, Inc. on such projects as the Chairman of the Board or the Chief Executive Officer of RER, Inc. may reasonably request, and Mr. Scott will reasonably agree, related to the business of RER, Inc., including executive transition services to RER, Inc., periodic advice and counseling to the Chief Executive Officer of RER, Inc. and transferring knowledge with respect to legacy items, and may additionally include advising and assisting on such other matters as may be requested by the Board or the Chief Executive Officer from time to time. As consideration for the consulting services provided under the Consulting Agreement, Mr. Scott will receive a consulting fee at a rate of $20,125 per month for the period commencing on the effective date of the Consulting Agreement and ending on December 31, 2022. Thereafter, the rate of the consulting fee will be agreed between RER, Inc. and Mr. Scott. In addition, all stock options granted to Mr. Scott pursuant to the Rare Element Resources Ltd. 2011 Stock Option Plan or otherwise will remain outstanding and eligible to vest in accordance with their terms during the term of the Consulting Agreement as if Mr. Scott had remained employed by RER, Inc. through the term of the Consulting Agreement.

The Consulting Agreement contains certain restrictive covenants, including a confidentiality covenant and a non-competition covenant restricting Mr. Scott from acquiring any interest in any mining or millsite claims, minerals, real property, royalties or water within 20 miles from the outside boundaries of any of the properties of RER, Inc.

RER, Inc. may terminate the Consulting Agreement in the event that Mr. Scott fails to provide the requested transition-related services from the effective date of the Consulting Agreement through December 31, 2022, or if Mr. Scott breaches any of the restrictive covenants set forth in the Employment Agreement or the Consulting Agreement or Mr. Scott disparages RER, Inc. or engages in egregious conduct detrimental to RER, Inc. Mr. Scott may terminate the Consulting Agreement at any time after December 31, 2022 upon 10 days’ written notice. In addition, the Consulting Agreement will end upon Mr. Scott’s death or disability.

Equity Plan

As of the date of this Circular, there were 4,010,000 stock options outstanding, representing approximately 1.9% of the current outstanding Common Shares, under the 10% rolling stock option plan approved by shareholders of the Company at the annual and special meeting of shareholders on December 2, 2011 (the “2011 Plan”), as amended by the Board on April 7, 2020 (as amended, the “Amended 2011 Plan”). Material terms of the Amended 2011 Plan are set out below.

The NCG&C Committee may, subject to ratification from the Board, from time to time grant to directors, employees or consultants options to acquire Common Shares under the Amended 2011 Plan. The maximum number of Common Shares issuable under the Amended 2011 Plan shall not in the aggregate exceed 10% of the issued and outstanding Common Shares (calculated as at the award date of such options). The Company is prohibited from granting options (i) to any one person where the grant would result in such person holding options to acquire Common Shares in excess of 5% of the issued and outstanding Common Shares; or (ii) that will result in the number of Common Shares issuable to insiders of the Company at any time being in excess of 10% of the issued and outstanding Common Shares as at the award date or that will result in the number of Common Shares issued to insiders of the Company within any one-year period being in excess of 10% of the issued and outstanding Common Shares as at the award date under the Amended 2011 Plan or when combined with all of the Company’s other security-based compensation arrangements.

The exercise price of options shall be determined by the NCG&C Committee as of the award date and shall not be less than the closing price of the Common Shares on the stock exchange where the majority of the trading volume and value of the Common Shares occurs on the last day immediately preceding the award date. The NCG&C Committee retains the discretion to impose vesting periods on any options granted. The Company does not offer financial assistance in respect of the exercise of options.

The expiry date of an option shall be determined in the discretion of the NCG&C Committee and shall not exceed the tenth anniversary of the award date of such option subject to extensions in the case of a trading blackout. Unless the NCG&C Committee decides otherwise, options granted under the Amended 2011 Plan will expire (i) one year after the option holder’s death or disability, and any options which are unvested as of the date of death or disability will not vest; (ii) 90 days after an option holder who is a director ceases to be a director of the Company other than by reason of death or disability, in which case all unvested options shall immediately vest and become exercisable unless the option holder continues to be an employee or consultant, in which case the options will not so vest and the expiry date will remain unchanged; (iii) on the date the option holder ceases to be a director as the result of certain prescribed circumstances, in which case any unvested options will not vest; (iv) 90 days after the option holder ceases to be employed by the Company (other than by reason of death, disability, mandatory retirement, a change of control, termination for cause or as a result of an order of a regulatory body) unless the employee continues to be a director or consultant, in which case the expiry date remains unchanged, or unless the option holder ceases to be an employee (a) as a result of termination for cause; or (b) by order of the British Columbia Securities Commission, the Ontario Securities Commission, or any other regulatory body having jurisdiction to so order, in which case the expiry date shall be the date the option holder ceases to be an employee (all options which are not vested as of the date the employee ceases to be employed shall not vest unless the option holder continues to be a director or consultant of the Company, in which case the vesting of the options shall be unchanged; if the employee ceases to be an employee by reason of mandatory retirement, all unvested options will immediately vest and become exercisable and the expiry date will be one year from the date of retirement); (v) 90 days after an option holder who is a consultant of the Company ceases to be a consultant by reason of the completion or termination of the contract under which the consultant provides services to the Company unless the option holder continues to be engaged as a director or employee of the Company, in which case the expiry date shall be 90 days after the date the option holder ceases to be a director or employee. Any options which are unvested as of the date the option holder ceases to be a consultant will not vest unless the option holder continues to be engaged as a director or employee, in which case the vesting of the options shall be unchanged. If upon completion of the contract under which the consultant provided services to the Company the consultant is subsequently hired by the Company as an employee, the options previously granted to the consultant will flow through to the employee on the same terms and conditions as the original grant of options.

In the case of an employee or consultant (who is not also a director or officer) ceasing to be an employee or a consultant as a result of a change of control at any time within six months after the effective date of the change of control, notwithstanding the vesting provisions of the option, all unvested options of the option holder will immediately vest and become immediately exercisable, and the expiry date shall be the earlier of the pre-existing expiry date and the date 90 days following the date on which the employee or consultant ceased to be such. In the case of a director or officer who ceases to be an employee, director or consultant under these circumstances, all unvested options of the option holder will immediately vest and become immediately exercisable, and the expiry date shall be the earlier of the pre-existing expiry date and the date two years following the date on which the employee, director or consultant ceased to be such. In the event that the Company enters into an agreement with another entity which may result in a change of control, or a “takeover bid” within the meaning of the Securities Act (British Columbia) by another entity which may result in a change of control, all unvested options of the option holders will immediately vest and become immediately exercisable as of the date of the agreement or takeover bid.

Options are non-assignable and non-transferable. Notwithstanding the foregoing, an option holder may transfer an option to a corporation which is 100% owned by the option holder provided that the transfer is permitted by, and is effected in accordance with, the applicable securities laws.

The Board shall have the power, without shareholder approval, at any time and from time to time, either prospectively or retrospectively, to amend, suspend or terminate the Amended 2011 Plan or any option granted under the Amended 2011 Plan, provided always that any such amendment shall not, without the consent of the option holder, alter the terms or conditions of any option or impair any right of any option holder pursuant to any option awarded prior to such amendment in a manner materially prejudicial to such option holder. Additionally, such termination shall be subject to any necessary stock exchange, regulatory or shareholder approval.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding option awards held by the NEO of the Company as of December 31, 2021.

Outstanding Equity Awards at Fiscal Year-End

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Randall J.Scott	250,000	—	0.07	2/18/2024
	125,000	125,000	0.83	2/13/2025
	125,000	125,000	2.25	4/12/2031

POTENTIAL PAYMENTS UPON TERMINATION

Previously, the Company had entered into employment and severance compensation agreements with Mr. Scott, which agreements were replaced with the Employment Agreement. Pursuant to the Employment Agreement, Mr. Scott is entitled to separation benefits in the event that his employment is or was terminated by the Company without “cause” or by Mr. Scott for “good reason” (in each case, as defined in the Employment Agreement) due to certain reasons, including a material change in title or duties, a material reduction in compensation, a material geographic relocation, or a material breach of the Employment Agreement by the Company, in each case which the Company has failed to cure. The separation benefits to be received by Mr. Scott upon termination under the circumstances described above must equal Mr. Scott’s base salary in effect on the date of termination. The separation benefits are not contingent upon any change in control and are to be paid to Mr. Scott in a lump sum 60 days after the date of such termination. In addition, Mr. Scott’s equity incentive awards vest automatically upon such termination.

The table below sets out the estimated payments due to the NEO employed by the Company as of December 31, 2021 on a qualifying termination without cause, assuming termination took place pursuant to the Employment Agreement:

Name	Base Salary	Total (1)
	($)	($)
Randall J. Scott	$241,500	$241,500

(1)	Termination payments, if applicable, are made in a lump sum to the NEO upon a qualifying termination.

DIRECTOR COMPENSATION

Non-employee directors other than the Chairman and the Synchron director designees receive annual compensation of $12,500, paid pro rata on a quarterly basis. The Chairman receives annual compensation of $30,000 per year. The non-Synchron directors of the Company are encouraged to hold Common Shares, thereby aligning their interests with those of the shareholders. In addition to the annual compensation and stock option awards, the Company pays compensation to the Chair of the Audit Committee of $7,500 and the Chair of the NCG&C Committee of $5,000 per year. The Synchron director designees elected not to receive any director compensation, including stock options.

The following table sets forth information regarding the compensation received by each of the Company’s non-employee directors during the fiscal year ended December 31, 2021:

Director Compensation

Name	Fees earned or paid in cash ($) (4)	Option awards ($) (5)	All other compensation ($)	Total ($)
Gerald W. Grandey	40,000	334,077	—	374,077
Lowell Shonk	30,000	222,718	—	252,718
Paul J. Schlauch (1)	27,500	222,718	—	250,218
Kenneth J. Mushinski (2) (3)	—	—	—	—
David I. Roberts (2)	—	—	—	—
Barton S. Brundage (2)	—	—	—	—

(1)	Mr. Schlauch will not be standing for re-election as a director of the Company at the Meeting.
(2)	Synchron’s director designees on the Board, Messrs. Mushinski, Roberts and Brundage, elected not to receive any director compensation, including stock options.
(3)	On March 31, 2022, Mr. Mushinski resigned as a director of the Company, and Nicole J. Champine was appointed as a director of the Company.
(4)	The amounts in this column include an additional $10,000 in cash paid in December 2021 to each of Messrs. Grandey, Shonk and Schlauch for their service on a Special Finance Committee of the Board during 2021.
(5)	The amounts in this column represent the grant date fair value of option awards determined by using the Black–Scholes option valuation model based on assumptions for the risk-free interest rate, expected dividend yield, expected volatility of the Common Shares and expected life of the options set forth in Notes 3 and 7 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2021, we had one equity compensation plan under which Common Shares have been authorized for issuance to our officers, directors, employees and non-employee consultants: the Amended 2011 Plan, which was adopted by shareholders on December 2, 2011, and amended and restated on April 7, 2020, as approved by the Board.

The following table sets out those securities of the Company which have been authorized for issuance under our equity compensation plan, as at December 31, 2021:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,180,000	$1.18	19,066,689
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,180,000	$1.18	19,066,689

PROPOSAL NO. 3:

ADOPTION AND APPROVAL OF

RARE ELEMENT RESOURCES LTD. 2022 EQUITY INCENTIVE PLAN

We are asking you to approve the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), a new omnibus equity incentive plan that will replace the Amended 2011 Plan. The 2022 Plan was approved by our Board on June 22, 2022, to be effective upon shareholder approval at the Meeting.

Key Features of the 2022 Plan

The key features of the 2022 Plan include the following:

●	A reserve of 17,236,689 Common Shares that are authorized for issuance pursuant to plan awards;
●	No “evergreen” increase to the share reserve;
●	A ten (10) year term that expires on June 22, 2032;
●	Permitted awards include options, stock appreciation rights (“SARs”) restricted stock units (“RSUs”), performance stock units (“PSUs”), and other cash and share-based awards;
●	No direct or indirect repricing of options or SARs without shareholder approval;
●	Stringent share recycling provisions that prohibit recycling of shares used as consideration for tax withholding or as consideration for option exercises, along with full counting of all shares subject to stock-settled SARs;
●	Flexibility to determine the treatment of equity awards upon the occurrence of a change in control; and
●	Dividends and dividend equivalents on unvested awards are accrued and paid only if related awards vest.

Reasons for Adopting the 2022 Plan

The NCG&C Committee and the Board believe that we must continue to offer a competitive equity incentive program in order to successfully attract, retain and motivate the best employees, directors and certain individual consultants without whom we cannot execute on our business goals or deliver value to our shareholders. The 2022 Plan significantly expands the types of awards that we are authorized to make, providing needed flexibility in our equity incentive programs going forward. Adoption of the 2022 Plan is therefore prudent and will allow for us to continue to maintain a competitive equity incentive program going forward. Between July 1, 2022 and the date of the Meeting, the Company has not and will not issue any awards under the Amended 2011 Plan, and if our shareholders approve the 2022 Plan, we will terminate the Amended 2011 Plan effective as of the date of the Meeting and will not issue any further awards thereunder. Existing awards granted under the Amended 2011 Plan will remain outstanding in accordance with their terms, but new equity awards would be granted solely under the 2022 Plan.

Shares Available for Issuance

The number of shares reserved for issuance under the 2022 Plan is 17,236,689. Certain information regarding our equity incentive plans is as follows:

Estimated shares available for issuance under the Amended 2011 Plan as of July 1, 2022	17,236,689
Estimated shares that would no longer be available for issuance upon termination of the Amended 2011 Plan	(17,236,689)
Shares available for issuance under the 2022 Plan	17,236,689
Total shares available for issuance pursuant to new awards upon approval of the 2022 Plan	17,236,689

Outstanding Awards under Existing Plans

As of July 1, 2022, there were 212,466,889 total outstanding Common Shares. As of July 1, 2022, there were 4,010,000 stock options outstanding under the Company’s equity compensation plans with a weighted average exercise price of $1.28 and weighted-average remaining term of 6.9 years. Other than the foregoing, no other awards were outstanding as of July 1, 2022 under the Company’s equity compensation plans.

Description of the 2022 Plan

The following summary of material terms of the 2022 Plan is subject to and qualified in its entirety by the actual terms of the 2022 Plan. A copy of the 2022 Plan is provided as Appendix “B” to this proxy statement.

Purpose of the 2022 Plan

The purpose of the 2022 Plan is to promote the success of the Company and the interests of its shareholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers, employees and certain independent consultants.

Administration

The Board or one or more committees consisting of directors appointed by the Board will administer the 2022 Plan. The Board intends to delegate general administrative authority for the 2022 Plan to the NCG&C Committee. Except where prohibited by applicable law, a committee may delegate some or all of its authority with respect to the 2022 Plan to another committee of directors or to one or more officers of the Company. For purposes of Rule 16b-3 of the Exchange Act and for grants to non-employee directors, the 2022 Plan must be administered by a committee consisting solely of two or more independent directors. The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

The Administrator has broad authority under the 2022 Plan with respect to award grants, including, without limitation, the authority:

●	To select participants and determine the type(s) of award(s) that they are to receive;
●	To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;
●	To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents, and subject to the repricing prohibition described below;
●	To accelerate, extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consents;
●	Subject to the other provisions of the 2022 Plan, to make certain adjustments to outstanding awards and authorize the conversion, succession or substitution of awards; and
●	To allow the purchase price of awards or Common Shares to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned Common Shares or by a reduction of the number of shares deliverable pursuant to the awards, by services rendered by the recipient of the awards, by notice of third party payment or by cashless exercise, on such terms as the Administrator may authorize, or any other form permitted by law.

Eligibility

Persons eligible to receive awards under the 2022 Plan include officers and employees of the Company or any of its subsidiaries and non-employee directors of the Company, as well as certain independent contractors who render bona fide services to the Company or one of its subsidiaries and, in the case of independent contractors who are residents of Canada, who provide the services under a written contract with the Company or its subsidiaries, and spend or will spend a significant amount of time and attention on the affairs and business of the Company or its subsidiaries. As of July 1, 2022, there were two employees (including officers) and four consultants of the Company and its subsidiaries, and six non-employee directors of the Company who would potentially be eligible to receive awards under the 2022 Plan.

Authorized Shares

The 2022 Plan authorizes the issuance of up to 17,236,689 Common Shares pursuant to plan awards. The 2022 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2022 Plan, except as may be required by the Administrator or applicable law or stock exchange rules.

Shares that are subject to or underlie awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2022 Plan are available for reissuance under the 2022 Plan. However, the 2022 Plan prohibits liberal share recycling. Accordingly, shares tendered or withheld to satisfy the exercise price of options or tax withholding obligations, and shares covering the portion of exercised share-settled SARs (regardless of the number of shares actually delivered), count against the share limit.

Awards Under the 2022 Plan

Because awards under the 2022 Plan are granted in the discretion of the Board or a committee of the Board, the type, number, recipients and other terms of future awards cannot be determined at this time.

No Repricing

In no event will any adjustment be made to a stock option or SAR under the 2022 Plan (by amendment, cancellation and regrant, exchange for other awards or cash or other means) that would constitute a repricing of the per share exercise or base price of the award, unless such adjustment is approved by the shareholders of the Company. Adjustments made in accordance with the 2022 Plan to reflect a stock split or similar event are not deemed to be a repricing.

Dividends and Dividend Equivalents

Accrued dividends or dividend-equivalent amounts shall not be paid unless and until the awards to which they relate become vested.

Types of Awards

The 2022 Plan authorizes stock options, SARs, RSUs, PSUs, and other forms of awards that may be granted or denominated in or otherwise determined by reference to the Common Shares, as well as cash awards. The 2022 Plan provides flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards may, in certain cases, be paid or settled in cash.

Stock Options

A stock option is a right to purchase Common Shares at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a Common Share on the date of grant. On July 6, 2022, the last sale price of the Common Shares as reported on the OTCQB Venture Marketplace was $0.54 per share. The maximum term of an option is ten years from the date of grant. An option may be either an incentive stock option or a nonqualified stock option. Incentive stock options are taxed differently than nonqualified stock options and are subject to more restrictive terms under the Internal Revenue Code of 1986, as amended (the “Code”), and the 2022 Plan. Incentive stock options may be granted only to employees of the Company or a subsidiary thereof.

SARs

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of Common Shares on the date of exercise of the SAR over the base price of the SAR. The base price is established by the Administrator at the time of grant of the SAR and may not be less than the fair market value of a Common Share on the date of grant. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

RSUs

An RSU represents the right to receive one Common Share on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the 2022 Plan, a participant receiving RSUs has no rights as a shareholder with respect to the RSUs until the Common Shares are issued to the participant. RSUs may be granted with dividend-equivalent rights that are payable only if the underlying RSUs vest. RSUs may be settled in cash if so provided in the applicable award agreement.

PSUs

A PSU is a performance-based award that entitles the recipient to receive Common Shares based on attainment of one or more performance goals. Each PSU shall designate a target number of shares payable under the award, with the actual number of shares earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance goals. A participant receiving PSUs has no rights as a shareholder until the Common Shares are issued to the participant. PSUs may be granted with dividend-equivalent rights that are payable only if the underlying PSUs are earned. PSUs may be settled in cash if so provided in the applicable award agreement.

Cash Awards

The Administrator, in its sole discretion, may grant cash awards, including, without limitation, discretionary awards, awards based on objective or subjective performance criteria, and awards subject to other vesting criteria.

Other Awards

The other types of awards that may be granted under the 2022 Plan include, without limitation, stock bonuses, and similar rights to purchase or acquire Common Shares, and similar securities with a value derived from the value of, or related to, the Common Shares or returns thereon.

Other Terms

Change of Control

In the event of a change in control, the Administrator will have full discretion to take whatever actions it deems necessary or appropriate with respect to outstanding awards, including, but not limited to (a) provide for full or partial accelerated vesting of any award or a portion thereof, (b) provide for the assumption or substitution of all outstanding awards by the surviving or acquiring company or parent thereof, (c) provide for the settlement in cash or property and cancellation of any award, and (d) take any other action as the Administrator deems necessary or advisable. In the event that the surviving or acquiring company does not assume or substitute the outstanding awards, all outstanding awards will fully accelerate, with all performance goals or other vesting criteria applicable to any performance-based awards deemed achieved based on performance through the date of such change in control and such awards will terminate and be payable upon the occurrence of a change in control.

Transferability of Awards

Awards under the 2022 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders. Awards with exercise features are generally exercisable during the recipient’s lifetime only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, as long as such transfers comply with applicable federal, state and provincial securities laws and provided that any such transfers are not for consideration.

Adjustments

As is customary in plans of this nature, the share limits and the number and kind of shares available under the 2022 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

No Limit on Other Authority

The 2022 Plan does not limit the authority of the Board or any committee thereof to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

Restrictive Covenants and Clawback Policy

By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the 2022 Plan, participants agree to be bound by any clawback policy adopted by the Company from time to time. Participants may also be subject to restrictive covenants if so required by the Administrator in any award agreement.

Termination of, or Changes to, the 2022 Plan

The Administrator may amend or terminate the 2022 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or any applicable stock exchange rules, or as required to preserve the intended tax consequences of the 2022 Plan. For example, shareholder approval is required for any proposed amendment to increase the maximum number of shares that may be delivered with respect to awards granted under the 2022 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered amendments requiring shareholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2022 Plan will terminate ten years after the date on which the 2022 Plan was approved by the Board. Outstanding awards will generally continue following the expiration or termination of the 2022 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the award holder.

Certain United States Federal Tax Consequences

The following summary of the United States federal income tax consequences of awards under the 2022 Plan is based upon U.S. federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.

Nonqualified Stock Options

The grant of a nonqualified stock option under the 2022 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the Common Shares at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Stock Options

The grant of an incentive stock option (or “ISO”) under the 2022 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of shares acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the shares at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Other Awards

Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when Common Shares or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code

Under Code Section 162(m), no deduction is generally allowed in any taxable year of the Company for compensation in excess of $1 million paid to any of the Company’s “covered employees.”  A “covered employee” is any individual who has served at any time after December 31, 2016 as the Company’s CEO, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company. We may be prohibited under Code Section 162(m) from deducting compensation paid pursuant to the 2022 Plan to our “covered employees.”

Section 409A of the Internal Revenue Code

Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the 2022 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the 2022 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Interested Parties

Approval of the 2022 Plan will change the number of shares available for issuance to the directors and executive officers of the Company, thus each of those persons has an interest in and will be affected from the approval of the 2022 Plan.

Vote Required for Approval

Approval of Proposal No. 3 will require the affirmative vote of a majority of the votes cast, either in person or by proxy, at the Meeting on the matter, assuming that a quorum exists. Executed Proxies received will, on any poll, be voted as directed, or, if there is no direction, will be voted “FOR” the adoption and approval of the 2022 Plan.

If you fail to vote or submit a Proxy, fail to instruct your broker to vote or vote to “abstain,” it will have no effect on the outcome of the vote on Proposal No. 3, assuming that a quorum exists.

Board Recommendation

The Board recommends that shareholders vote “FOR” the adoption and approval of the 2022 Plan.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the current or former directors, executive officers of the Company or the proposed nominees for election to the Board, nor any associate or affiliate of the foregoing persons, are or have been indebted to the Company since the beginning of the fiscal year ended December 31, 2021.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company or any of the Board’s nominees for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, since the beginning of the Company’s last fiscal year in matters to be acted upon at the Meeting, other than the election of directors.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Engagement of Umwelt-und Ingenieurtechnik GmbH Dresden

On March 9, 2020, the Board approved the engagement of Umwelt-und Ingenieurtechnik GmbH Dresden (“UIT”), an affiliate of Synchron, for pilot plant test work in an amount not to exceed $650,000. Under the 2020 engagement, UIT optimized certain process steps, developed scale-up design criteria for a demonstration plant, and confirmed operating and capital cost estimates. Consistent with prior Board action engaging UIT, the three directors of Rare Element nominated by Synchron abstained because Synchron is a significant shareholder of the Company and is an affiliate of UIT. The 2020 UIT test work was completed in December 2020, and test work reports were provided to the Company in early 2021.

In January 2021, the Board approved $500,000 for additional UIT test work in the first half of 2021 to include optimizing of certain process steps, developing scale-up design criteria for the demonstration plant, and confirming operating and capital cost estimates. Consistent with the prior Board’s action engaging UIT, the three directors of Rare Element nominated by Synchron abstained because Synchron is a significant shareholder of the Company and is an affiliate of UIT. The 2021 contract work by UIT was completed in August 2021 and a report was issued with recommendations to proceed with the incorporation of the technology in the demonstration plant project.

The Company has incurred $2,094,000 in costs related to agreements with UIT from 2019 through 2021. For the years ended December 31, 2021 and 2020, the Company paid approximately $740,000 and $1,131,000, respectively, for services rendered under these agreements. There were no amounts owed to UIT as of December 31, 2021.

Cost Share Agreement with General Atomics

On November 30, 2021, the Company and General Atomics, a California corporation and an affiliate of Synchron (“General Atomics”), entered into a Cost Share Funding Assumption Agreement (the “Cost Share Agreement”) pursuant to which the Company agreed to assume and pay for certain costs incurred by the General Atomics-led consortium for the design, construction, and operation of the planned rare earth separation and processing demonstration plant near the Bear Lodge Project in Upton, Wyoming.

As previously disclosed, in January 2021, the DoE announced that a consortium of companies, which includes the Company, led by General Atomics, an affiliate of Synchron, and certain of its affiliates, and LNV, an Ardurra Group, Inc. company, as engineering and construction subcontractor, was selected for a potential financial award in the amount of $21.9 million for the engineering, construction and operation of a rare earth separation and processing demonstration plant. The DoE award was finalized through a cooperative agreement dated October 1, 2021 (the “Cooperative Agreement”) that was awarded by the DoE for the demonstration plant. The Cooperative Agreement provided that up to approximately $43.9 million in allowable costs for the demonstration plant would be funded on a cost-share basis, approximately 50% by the DoE and the balance by a non-federal entity.

Pursuant to the terms of the Cost Share Agreement, the Company was obligated to make a prepayment to General Atomics of $2.7 million for the first $2.7 million of Company-assumed costs for the planned demonstration plant, with the number and amount of additional prepayments to be subject to the mutual written agreement of the parties. The Company made this payment during January 2022. Additionally, as of December 31, 2021, under the terms of the Cost Share Agreement, the Company has a receivable of approximately $106,000 related to amounts due from General Atomics and an accrued liability of approximately $712,000 related to estimated amounts due to General Atomics.

The term of the Cost Share Agreement will continue until the date of completion of the demonstration plant, unless terminated earlier by either party. Either party may terminate the Cost Share Agreement immediately upon written notice to the other party if any of the following events occurs: (a) the Cooperative Agreement is terminated for any reason prior to the completion of the demonstration plant; (b) the other party commits a material breach of its obligations under the Cost Share Agreement and fails to cure such breach within 30 days; or (c) the other party makes an assignment for the benefit of its creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or commences any insolvency or bankruptcy proceedings. Upon any early termination of the Cost Share Agreement, the Company must pay for all costs incurred by or on behalf of the General Atomics-led consortium to wind down the demonstration plant project other than any allowable costs for such wind-down paid for by the DoE.

MANAGEMENT CONTRACTS

No management functions of the Company are, to any substantial degree, performed by a person or company other than the directors or executive officers of the Company, in their roles as such.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

The Company’s written corporate governance policies generally discourage transactions involving a potential conflict of interest. The NCG&C Committee is generally responsible for overseeing compliance with the Company’s corporate governance policies, which require that transactions that could reasonably be considered to present a conflict of interest be reported to the NCG&C Committee. However, the Audit Committee is responsible for overseeing compliance with the Code of Conduct contained in the Company’s corporate governance policies. Specifically, the Audit Committee is responsible for reviewing and overseeing any transaction or contract exceeding or likely to exceed $120,000 involving the Company and a related party, including transactions subject to disclosure under Item 404 of Regulation S-K. Generally, in reviewing such transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to each determination.

Except for the agreements with UIT and the Cost Share Agreement with General Atomics referenced above, there are no material interests, direct or indirect, of any other director nominee or any of the current directors, executive officers, or any shareholder that beneficially owns, directly or indirectly, more than 5% of the outstanding Common Shares, or immediate family members of such persons, in any transaction since January 1, 2020, or in any proposed transaction in which the amount involved exceeded $147,600 (1% of the average of the Company’s total assets for the last two completed fiscal years).

GENERAL MATTERS

It is not known whether any other matters will come before the Meeting other than those set forth above and in the Notice of Meeting, but if any other matters do arise, the person named in the Proxy intends to vote on any poll, in accordance with his or her best judgment, exercising discretionary authority with respect to amendments or variations of matters set forth in the Notice of Meeting and other matters which may properly come before the Meeting or any adjournment of the Meeting.

SHAREHOLDER PROPOSALS

Under the BCA, the statute under which the Company is incorporated, shareholder proposals, including director nominees, must be received at the registered office of the Company at least three months before the anniversary of the previous year’s annual general meeting. Under Rule 14a-8(e) of Regulation 14A to the Exchange Act, subject to certain exceptions, shareholder proposals must be received at the Company’s principal executive offices not less than 120 calendar days before the one-year anniversary of the Company’s release to shareholders of its management information and proxy circular in connection with the previous year’s annual meeting of shareholders. Because the shareholder proposal deadline under the BCA is more stringent for the Company and more favourable for shareholders, the Company will abide by it. Accordingly, to be eligible for inclusion in the Company’s management information and proxy circular for the 2023 annual meeting of shareholders of the Company, shareholder proposals prepared in accordance with applicable laws must be received at the Company’s registered office on or before March 7, 2023.

Advance Notice Policy

The Board adopted an advance notice policy (the “Advance Notice Policy”) on November 7, 2012. The purpose of the Advance Notice Policy is to (i) facilitate an orderly and efficient annual general or, where the need arises, special meeting process, (ii) ensure that all shareholders receive adequate notice of the director nominations and sufficient information regarding all director nominees, and (iii) allow shareholders to register an informed vote after having been afforded reasonable time for appropriate deliberation.

The Advance Notice Policy, among other things, includes a provision that requires advance notice to the Company in certain circumstances where nominations of persons for election to the Board are made by shareholders of the Company. The Advance Notice Policy fixes a deadline by which director nominations must be submitted to the Company prior to any annual or special meeting of shareholders and sets forth the information that must be included in the notice to the Company for the notice to be in proper written form.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 days nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders, which is not also an annual meeting, called for the purpose of electing directors (whether or not called for other purposes), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. The full text of the Advance Notice Policy is available under the Company’s profile at www.sedar.com.

ADDITIONAL INFORMATION AND AVAILABILITY OF DOCUMENTS

Important Notice Regarding Availability of Proxy Materials for Meeting to be Held on August 23, 2022

The Company will provide to any person or corporation, upon request, one copy of any of the following documents:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (or annual information form), together with any document, or the pertinent pages of any document, incorporated therein by reference;
(b)	the financial statements and management’s discussion and analysis of the Company for the fiscal year ended December 31, 2021 in respect of which such financial statements have been issued, together with the report of the independent registered public accounting firm thereon, and any interim financial statements and management’s discussion and analysis of the Company subsequent to the financial statements for the fiscal year ended December 31, 2021; and
(c)	this Circular.

Copies of the foregoing documents are also available on the Company’s website at www.rareelementresources.com, or copies of the above documents will be provided by the Corporate Secretary of the Company, upon request, by mail at P.O. Box 271049, Littleton, Colorado 80127 or by e-mail at info@rareelementresources.com, free of charge to shareholders of the Company. The Company may require the payment of a reasonable charge from any person or corporation that is not a shareholder of the Company and that requests a copy of any such document. Financial information relating to the Company is provided in the Company’s financial statements and management’s discussion and analysis for the fiscal year ended December 31, 2021. Additional information relating to the Company is available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml.

If you would like directions to the Meeting, contact the Company through the methods described above. However, as a result of the COVID-19 situation, shareholders who might otherwise attend the Meeting in person are strongly encouraged to join the meeting in real-time by calling 866-895-5510 (U.S. or Canada) or +1-858-384-5500 (International/Toll) and passcode 481353.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership of our equity securities on Form 3 and reports of changes in ownership on Form 4 or Form 5, as appropriate. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of such forms furnished to the Company, we believe that for the fiscal year ended December 31, 2021 all required reports were filed on a timely basis under Section 16(a), except that Mr. Schlauch filed (i) an amended Form 4 on April 18, 2022 in connection with one transaction that occurred on April 6, 2021 and (ii) another amended Form 4 on April 18, 2022 in connection with one transaction that occurred on April 12, 2021 and another transaction that occurred on December 13, 2021.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

U.S. regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit the Company and brokerage firms to send one annual report and proxy statement to multiple shareholders who share the same address under certain circumstances. Shareholders who hold their Common Shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a shareholder wishes to revoke such a consent previously provided to a broker, the shareholder must contact the broker to revoke the consent. In any event, if a shareholder wishes to receive a separate Circular and accompanying materials for the Meeting or the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2021, the shareholder may receive copies by contacting the Corporate Secretary of the Company at P.O. Box 271049, Littleton, Colorado 80127. Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Persons holding Common Shares through a broker can request a single copy by contacting the broker.

BOARD APPROVAL

The contents of this Circular have been approved and its mailing authorized by the Board.

DATED at Littleton, Colorado, the 7th day of July, 2022.

ON BEHALF OF THE BOARD

RANDALL J. SCOTT
President, Chief Executive Officer and Director

Appendix “A”

Audit Committee Charter

RARE ELEMENT RESOURCES LTD.

AUDIT COMMITTEE CHARTER

(As Confirmed March 15, 2016)

There shall be a committee of the Board of Directors (the “Board”) of Rare Element Resources Ltd., a corporation incorporated under the laws of British Columbia, Canada (“Rare Element”), to be known as the Audit Committee (the “Committee”), whose membership, authority and responsibilities shall be as set out in this Charter.

PRIMARY FUNCTION

The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities, primarily through (a) overseeing the integrity of Rare Element’s financial statements and financial reporting process and Rare Element’s systems of internal accounting and financial controls; (b) overseeing the performance of the internal auditors; (c) recommending the selection of, retaining and monitoring the independence and performance of Rare Element’s outside auditors, including overseeing the work of the outside auditors who audit and prepare or issue an auditors’ report of Rare Element’s financial statements, and approving any non-audit services; and (d) facilitating communication among the outside auditors, management, internal auditors and the Board (collectively, the Committee’s “Purpose”).

MEMBERSHIP

Following each annual meeting of the shareholders of Rare Element, the Board shall elect no fewer than three directors (the “Members”) to the Committee and shall appoint one of the Members to chair the Committee. Each Member shall meet the independence requirements imposed by applicable law.

The Committee may form and delegate authority to subcommittees when and where appropriate. Any Member may be removed from office or replaced at any time by the Board and shall cease to be a Member upon ceasing to be a director. Each Member shall hold office until the close of the next annual general meeting of shareholders of Rare Element or until the Member ceases to be a director, resigns or is removed or replaced, whichever first occurs.

A Member shall be considered independent if (a) he or she is not currently and has not been during the past three years, an employee or executive officer of Rare Element or its subsidiaries, other than as allowed by applicable law; (b) he or she has not accepted, directly or indirectly, any consulting, advisory or other compensatory fee from Rare Element or its subsidiaries other than in connection with serving on the Committee, any other Board committee or as a Board member, or as part-time chair or vice-chair of the Board or any board committee; (c) he or she is not an “affiliated person” of Rare Element or any of its subsidiaries as defined by rules of the Securities and Exchange Commission (“SEC”), including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (d) he or she does not have a “material relationship” with Rare Element as defined by National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators; and (e) he or she meets all other requirements for independence imposed by law from time to time and any requirements imposed by any applicable body having jurisdiction over Rare Element.

No Member shall have participated in the preparation of the financial statements of Rare Element or its subsidiaries at any time during the past three years.

All Members shall, from the time of their respective appointments to the Committee, have a practical knowledge of finance and accounting and be able to read and understand fundamental financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by Rare Element’s financial statements. In addition, Members may be required to participate in continuing education if required by applicable law.

At least one of the Members shall be a “financial expert” as defined by Item 407(d)(5) of Regulation S-K, unless otherwise determined by the Board. These designations do not impose on such person any duties, obligations, or liability that are greater than the duties, obligations, and liability imposed on such person as a Member of the Committee and Board in the absence of such designation or identification; and the designation or identification of a Member as an “financial expert” does not affect the duties, obligations, or liability of any other Member or Board member.

MEETINGS

The Committee shall meet as frequently as is necessary to carry out its responsibilities, but at least quarterly, at such times and location determined by the Committee chairman. The Committee is governed by the rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the constating documents of Rare Element, or (c) applicable law.

In the absence of the Committee chairman from any meeting, the Members shall elect a chairman from those in attendance to act as chairman of that meeting.

The Committee chairman shall appoint a secretary for each meeting of the Committee and shall maintain minutes of all meetings and deliberations of the Committee.

REPORTING

Following each meeting of the Committee, the Committee chairman shall report to the Board issues before the Committee and actions taken by the Committee or recommended to be taken by the Board.

RESPONSIBILITIES, DUTIES AND POWERS

The Committee’s principal responsibility in furtherance of the Purpose is one of oversight. Rare Element’s management is responsible for preparing Rare Element’s financial statements, and Rare Element’s outside auditors are responsible for auditing and reviewing those financial statements. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to Rare Element’s financial statements or any professional certification as to the outside auditors’ work.

The Committee’s specific responsibilities and powers are as set forth below.

1.	Periodically review with management and the outside auditors the applicable law relating to the qualifications, activities, responsibilities and duties of audit committees and the Committee’s compliance therewith, and also take, or recommend that the Board take, appropriate action to comply with such law.
2.	Meet separately at least annually with each of Rare Element’s senior management, including its Chief Financial Officer or Corporate Controller, and outside auditors in separate executive sessions to discuss any matters that the Committee or each of these persons believes should be discussed privately.
3.	Establish procedures for: (a) the receipt, retention and treatment of complaints received by Rare Element regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of Rare Element of concerns regarding questionable business conduct, accounting or auditing matters.
4.	Perform the following: (a) determine the compensation to be paid to outside auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Rare Element; (b) determine the compensation to any advisors employed by the Committee; and (c) arrange for the payment by Rare Element of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

5.	Review and approve Rare Element’s hiring policies regarding partners, employees and former partners and employees of the present and former outside auditor of Rare Element.
6.	Review and approve annual reports of the Committee for inclusion in the proxy circulars for Rare Element’s annual meetings.
7.	Investigate any matter brought to its attention related to reports of improper business conduct, financial, accounting and audit matters.
8.	Undertake such additional responsibilities as from time to time may be delegated to it by the Board, required by Rare Element’s constating documents or required by applicable law.

Auditor Independence

9.	Be directly responsible for the recommendation to the Board of, appointment of, compensation, retention, termination and oversight, subject to the requirements of applicable law, of the work of any outside auditor engaged by Rare Element for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The outside auditors shall report directly to the Committee.
10.	Receive from the outside auditors, review and discuss not less frequently than annually, a formal written statement delineating all relationships between the outside auditors and Rare Element, consistent with the Independence Standards Board, Standard No. 1, regarding relationships and services, which may impact the objectivity and independence of the outside auditors, and other applicable standards. The statement shall include a description of all services provided by the outside auditors and the related fees. The Committee shall actively discuss any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and take appropriate action to satisfy itself of the independence of the auditors.
11.	Pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and permitted non-audit services performed for Rare Element or any of its subsidiaries by the outside auditors, subject to any de minimus exception under Section 10A(i)(1)(B) of the Exchange Act and any rules promulgated thereunder. Preapproval authority may be delegated to a Member or a subcommittee, and any such Member or subcommittee shall report any decisions to the full Committee at its next scheduled meeting. The Committee shall not approve an engagement of outside auditors to render non-audit services that are prohibited by applicable law.
12.	Obtain annual assurance from the outside auditors that they (a) have complied with Section 10A (Audit Requirements), of the Exchange Act and the rules promulgated thereunder, and (b) know of no violation of Rule 13b2-2 (Representations and Conduct in Connection with the Preparation of Required Reports and Documents) of the Exchange Act having occurred.
13.	Review with the outside auditors, at least annually, the auditors’ internal quality control procedures and any material issues raised by the most recent internal quality peer review of the outside auditors.

Internal Control

14.	Review annually the adequacy and quality of Rare Element’s financial and accounting staff, the need for and scope of internal audit reviews, and the plan, budget and the designations of responsibilities for any internal audit.
15.	Review the performance and material findings of internal audit reviews.
16.	Review annually, evaluate and discuss with the outside auditors, management and internal audit, management’s report on internal controls over financial reporting and the related auditor’s report, when and as required by Section 404 of the Sarbanes-Oxley Act. Discuss any significant deficiencies in the design or operation of Rare Element’s internal controls, material weaknesses in internal controls, any fraud (regardless of materiality), as well as any significant changes in internal controls implemented by management during the most recent reporting period. Determine whether any internal control recommendations made by outside auditors have been implemented by management.
17.	Review major financial, operating and other risk exposures and the guidelines, policies and insurance that management has put in place to govern the process of assessing, controlling, managing and reporting such exposures. Receive reports from officers responsible for oversight of particular risks within Rare Element upon change of any relevant policy, practice or circumstance within their department.
18.	Review and evaluate at least annually Rare Element’s policies and procedures for maintaining and investing cash funds and for hedging (metals, foreign currency, etc.) as detailed in the corporate treasury policy. Approve any variations from the corporate treasury policy that may be required from time to time.
19.	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all supervisory and accounting employees understand their roles and responsibilities with respect to internal controls.

Annual and Interim Financial Statements

20.	Review, evaluate and discuss with Rare Element’s management and outside auditors (a) the nature and extent of any significant changes in Canadian and U.S. accounting principles, (b) the application of significant accounting and reporting principles, (c) practices and procedures applied in preparing the financial statements, (d) all critical accounting policies and practices to be used, (e) any major changes to Rare Element’s accounting or reporting principles, practices or procedures, including those required or proposed by professional or regulatory pronouncements and actions, as brought to its attention by management or the outside auditors, and (f) any material written communications between the outside auditors and management, such as any management letter or schedule of unadjusted differences.
21.	Review and discuss with outside auditors alternative treatments of financial information under generally accepted accounting principles, including pro forma financial information, the ramifications of each treatment and the method preferred by the outside auditors.
22.	Review and discuss with outside auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance) relating to the conduct of the audit. Review the scope, plan and procedures to be used on the annual audit and receive confirmation from the outside auditors that no limitations have been placed on the scope or nature of their audit scope, plan or procedures.
23.	Review the results of any difficulties, differences, disagreements or disputes with management encountered by the outside auditors during the course of the audit or reviews of Rare Element’s financial statements or financial reporting and be responsible for overseeing the resolution of such difficulties, differences, disagreements and disputes.
24.	Review, evaluate and discuss with the outside auditors and management Rare Element’s audited annual financial statements and other information that is to be included in Rare Element’s annual report on Form 10-K, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the results of the outside auditors’ audit of Rare Element’s annual financial statements, including the accompanying footnotes, and the outside auditors’ report, and determine whether to recommend to the Board that the financial statements are satisfactory in form and substance to be included in Rare Element’s annual report on Form 10-K for filing with the SEC.
25.	Review and discuss with the outside auditors and management Rare Element’s quarterly financial statements and other information to be included in Rare Element’s quarterly reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to filing such reports with the SEC. The Committee shall also discuss the results of the outside auditors’ review of Rare Element’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 100.

Related Party Transactions

26.	Review and oversee any transaction or contract involving Rare Element and a related party exceeding or likely to exceed the lesser of $120,000 or one percent of the average of the Rare Element’s total assets at year-end for the last two completed fiscal years. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K.

Financial Related Press Releases

27.	Review and discuss with management and, if appropriate, the outside auditors, prior to release, all press releases containing guidance regarding the financial position or earnings (including profit or loss) of Rare Element, any financial and/or earnings (including profit or loss) results, as well as related guidance with respect to projected economic returns from financial models for prefeasibility or feasibility studies or similar, if any, provided by Rare Element to analysts and rating agencies.
28.	Satisfy itself that adequate procedures are in place for the review of Rare Element’s public disclosure of financial information extracted or derived from Rare Element’s financial statements, other than the press releases referred to in paragraph 27, and periodically assess the adequacy of those procedures.

Compliance with Law and Regulations

29.	Meet at least annually with management, and as appropriate outside auditors and outside counsel, to discuss compliance matters, including compliance with applicable laws and regulations (including those relating to insider reporting) in all operating jurisdictions, any correspondence with, or other action by, regulators or governmental agencies, any employee complaints or published reports that raise concerns regarding Rare Element’s financial statements, the effectiveness of Rare Element’s systems for monitoring compliance with laws and regulations and the results of the investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

Compliance with Corporate Business Conduct or Ethics Policies

30.	Review with management, the outside auditors and legal counsel, as the Committee deems appropriate, actions taken to ensure compliance with any code of ethics or conduct for Rare Element established by the Board.
31.	Review at least annually Rare Element’s Business Conduct Policy and any other code of ethics adopted to comply with Section 406 of the Sarbanes-Oxley Act.
32.	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of Rare Element’s ethics and conduct codes.

Reporting and Review Procedures

33.	In the performance of any of its duties and responsibilities, the Committee shall have access to any and all personnel and books and records of Rare Element and its subsidiaries necessary for the execution of the Committee’s obligations and may request from the officers of Rare Element or any of its subsidiaries such records and other matters considered appropriate.
34.	The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its responsibilities that the Committee deems, in its sole discretion, to be appropriate and have the authority to retain independent counsel, consultants or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention
35.	Review, at least annually, the Committee’s duties, responsibilities and performance and determine if any changes in practices of the Committee or amendments to this Charter are desired or necessary.

36.	Undertake such additional responsibilities as from time to time may be delegated to the Committee by the Board, required by Rare Element’s constating documents or required by applicable law.

*…*…*

Appendix “B”

Rare Element Resources Ltd. 2022 Equity Incentive Plan

See attached

B-1

RARE ELEMENT RESOURCES LTD.

2022 EQUITY INCENTIVE PLAN

RARE ELEMENT RESOURCES LTD.

2022 EQUITY INCENTIVE PLAN

Adopted by the Board on June 22, 2022

1.	ESTABLISHMENT AND PURPOSE OF PLAN

Rare Element Resources Ltd., a corporation organized under the laws of British Columbia (the “Company”), hereby establishes the Rare Element Holdings Ltd. 2022 Equity Incentive Plan (the “Plan”) as set forth in this document. The purpose of the Plan is to promote the success of the Company and to increase shareholder value by providing an additional means to attract, motivate, retain and reward selected employees, non-employee directors, and other eligible persons through the grant of equity and cash Awards that align the interests of Plan participants with the interests of the Company’s shareholders.

2.	DEFINITIONS

2.1Defined Terms. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)“Administrator” shall mean the Board or one or more Committees appointed by the Board or another Committee (within that Committee’s delegated authority) to administer all or certain aspects of this Plan, as set forth in Section 3 hereof.
(b)“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
(c)“Award” shall mean any award granted under the Plan, including any Option, Stock Appreciation Right, Restricted Stock Unit, Performance Stock Unit, cash Award, or Other Stock-Based Award.
(d)“Award Agreement” shall mean a written or electronic Award agreement between the Company and a Participant evidencing the grant of an Award under the Plan and containing the terms and conditions of such Award, as determined by the Administrator.
(e)“Board” shall mean the board of directors of the Company.
(f)“Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events, in each case as determined by the Administrator, a Participant’s: (i) willful misconduct or gross negligence in the performance of the Participant’s duties to the Company; (ii) willful failure to perform the Participant’s duties to the Company or to follow the lawful directives of the Board or any executive to which the Participant reports (other than as a result of death or Disability); (iii) indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) failure to cooperate in any audit or investigation of the business or financial practices of the Company or any of its Subsidiaries; (v) performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (vi) breach of this Agreement or any other agreement with the Company, or a violation of the Company’s code of conduct or other written policy. Any determination by the Administrator whether an event constituting Cause has occurred will be final, binding and conclusive. For purposes of this definition, the term “Company” shall be interpreted to include any Subsidiary, Affiliate or parent of the Company, as appropriate.
(g)“Change in Control” shall mean and shall be deemed to have occurred upon the occurrence of any one of the following:
1.the sale, transfer or other disposition of all or substantially all of the Company’s assets;

1

2.the Company amalgamates, merges or enters into a reorganization, business combination or plan of arrangement with another company at arm’s length to the Company and its Affiliates, other than an amalgamation, merger, reorganization, business combination or plan of arrangement that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such amalgamation, merger, reorganization, business combination or plan of arrangement;
3.any Person or combination of Persons (other than Synchron, General Atomics, or any of their respective Affiliates) acting jointly or in concert acquires or becomes the beneficial owner of, directly or indirectly, more than fifty percent (50%) of the voting securities of the Company, whether through the acquisition of previously issued and outstanding voting securities, or of voting securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect; or
4.any transaction or series of transactions that results in the Common Shares ceasing to be publicly traded on a national securities exchange, national market system or over-the-counter marketplace in the United States or Canada.

If the occurrence of a Change in Control is a payment event for an Award that is “non-qualified deferred compensation” subject to Section 409A, then a Change in Control will be deemed to have occurred only if the transaction is also a “change in ownership or effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

(h)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(i)“Committee” shall mean the Nominating, Corporate Governance and Compensation Committee of the Board, or such other Committee of the Board to which administration of the Plan, or a part of the Plan, has been duly delegated as permitted by applicable law and in accordance with the Plan.
(j)“Common Shares” shall mean common shares in the capital of the Company, without par value, and such other securities or property as may become the subject of Awards under this Plan pursuant to an adjustment made under Section 8.1.
(k)“Company” shall mean Rare Element Resources Ltd., a corporation organized under the laws of British Columbia.
(l)“Disability” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means that, in each case as determined by the Administrator: a mental or physical disability which permanently prevents a Participant from continuing as a director, employee, or consultant to the Company, as the case may be; provided that, in either case, with respect to an Award subject to Section 409A, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A.
(m)“Effective Date” shall mean the date on which this Plan is approved by the shareholders of the Company.
(n)“Eligible Person” shall mean any person who is either: (a) an officer, whether or not a director, or employee of the Company or one of its Subsidiaries; (b) a non-employee director of the Company or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register

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under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws; and provided further that, in the case of a person who is otherwise an Eligible Person under clause (c) above who is resident in Canada, such person may participate in this Plan only if the person provides the services under a written contract with the Company or a Subsidiary, and spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary.
(o)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(p)“Fair Market Value” shall mean, unless otherwise determined by the Committee, the fair market value of a Common Share as of a particular date, determined as follows: (i) the closing sale price for the trading day immediately preceding such date as reported for such Common Share on the national securities exchange or national market system in Canada or the United States on which such shares are principally traded, or (ii) if the Common Shares are not then listed on a national securities exchange or national market system in Canada or the United States, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.
(q)“Incentive Stock Option” or “ISO” shall mean an Option that is intended to comply with the requirements of Section 422 of the Code.
(r)“Non-Qualified Stock Option” shall mean an Option that is not intended to comply with the requirements of Section 422 of the Code.
(s)“Option” shall mean a right to purchase a specified number of Common Share during a specified period at a pre-established exercise price as determined by the Administrator, granted pursuant to Section 6.1.1.
(t)“Other Stock-Based Award” shall mean a stock-based Award issued pursuant to Section 6.1.6.
(u)“Participant” shall mean any Eligible Person that has been issued an Award under the Plan.
(v)“Performance Stock Unit” or “PSU” shall mean an Award evidencing the right to receive Common Shares or equivalent value (as determined by the Administrator) based on the attainment of certain performance goals, issued pursuant to Section 6.1.4.
(w)“Plan” shall have the meaning set forth in Section 1 hereof.
(x)“Restricted Stock Unit” or “RSU” shall mean an Award evidencing the right to receive one Common Share or equivalent value (as determined by the Administrator) that is restricted or subject to forfeiture provisions, issued pursuant to Section 6.1.3.
(y)“Section 409A” shall mean section 409A of the Code and related Treasury regulations and guidance promulgated thereunder.
(z)“Securities Act” shall mean the Securities Act of 1933, as amended.
(aa)“Share Limit” shall have the number of shares available for issuance under the Plan as set forth in Section 4.1.
(bb)“Stock Appreciation Right” or “SAR” shall mean a right to receive the appreciation value on the Common Shares subject to the Award, issued pursuant to Section 6.1.2.
(cc)“Subsidiary” shall mean any corporation (other than the Company) or other entity controlled by the Company directly or indirectly though one or more intermediaries.

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2.2Construction. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

3.	PLAN ADMINISTRATION

3.1Plan Administrator. This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. Any Committee appointed by the Board to act as the Administrator shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law and the rules of any applicable stock exchange. A Committee may delegate some or all of its authority to another Committee so constituted. The Board or a Committee comprised solely of directors may also delegate, to the extent permitted by applicable law and the rules of any applicable stock exchange, to one or more officers of the Company, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different Committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Grants of Awards, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a Committee consisting solely of two or more non-employee directors, as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act. Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a Committee consisting solely of independent directors.

3.2Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things deemed necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a delegation to a Committee or one or more officers, within the authority delegated to that Committee or person(s)), including, without limitation, the authority to:

(a)determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;
(b)grant Awards to Eligible Persons, determine the type of Awards to be granted, the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments, if any, in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;
(c)approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;
(d)construe and interpret this Plan and any Award Agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;
(e)cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 10.5.5;
(f)accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (in the case of Options or Stock Appreciation Rights, within the maximum ten (10)-year term of such Awards) in such circumstances as the Administrator may deem appropriate, including, without limitation, in connection with a termination of employment or services or other events of a personal nature, subject to any required consent under Section 10.5.5;

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(g)adjust the number of Common Shares subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange and corporate law requirements, Sections 4 and 10.5.5, and provided that in no case, except due to an adjustment contemplated by Section 8, shall the terms of any outstanding Awards be amended, by amendment, cancellation and regrant, or other means, to reduce the per share exercise or base price of any outstanding Option or Stock Appreciation Right or other Award granted under this Plan, or be exchanged for cash, other Award or Option or Stock Appreciation Right with an exercise price that is less than the per share exercise price of the original Option or Stock Appreciation Right, without shareholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A;
(h)determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator’s action, unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award;
(i)determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 8;
(j)acquire or settle rights under Awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan; and
(k)determine the Fair Market Value of the Common Shares or Awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan or any Award made under this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense, including, without limitation, legal fees, arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Company’s certificate of incorporation and bylaws, any indemnification agreements executed by the parties, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Company that may be in effect from time to time.

3.4Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Company as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.	COMMON SHARES SUBJECT TO THE PLAN; SHARE LIMIT

4.1Common Shares Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.8, the maximum number of Common Shares available for issuance under the Plan will be equal 17,236,689 Common Shares, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Shares issued under the Plan shall be either authorized but unissued Common Shares or, to the extent permitted by applicable law, Common Shares that have been reacquired by the Company or any Subsidiary.

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4.2Counting of Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent shares have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of Common Shares to the Participant, the Common Shares retained by or returned to the Company will not be deemed to have been delivered under the Plan, as applicable, and will be deemed to remain or become available under this Plan. Notwithstanding the foregoing, shares that are withheld from such an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan.

4.3Reservation of Shares; No Fractional Shares. The Company shall at all times reserve a number of Common Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan, exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash. No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

5.	PARTICIPATION

The Administrator may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. The Administrator shall, in its sole and absolute discretion, select from among the Eligible Persons those individuals who shall receive Awards and become Participants under the Plan. There is no right of any Eligible Person to receive an Award under the Plan, and the Administrator has absolute discretion to treat Eligible Persons differently from one another under the Plan. Receipt of an Award by a Participant shall not create the right to receive future Awards under the Plan, but a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine.

6.	AWARDS

6.1Type and Form of Awards. The Administrator shall determine the type or types of Award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or its Subsidiaries. The types of Awards that may be granted under this Plan are:

6.1.1Stock Options.

(a)General Option Provisions. Options may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An Option may be intended to be an Incentive Stock Option or a Non-Qualified Stock Option. The Award Agreement for an Option will indicate if the Option is intended to be an ISO or an Non-Qualified Stock Option. The maximum term of each Option, whether an ISO or a Non-Qualified Stock Option, shall be ten (10) years. The per share exercise price for each Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant of the Option. Each Option shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion. When an Option is exercised, the exercise price for the shares underlying such Option shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 6.4.
(b)Additional Rules Applicable to ISOs. Notwithstanding the general Option rules set forth in Section 6.1.1(a), the following rules shall apply to Options intended to qualify as ISOs. ISOs may only be granted to employees of the Company or its Subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least fifty percent (50%) of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). To the extent

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that the aggregate Fair Market Value of Common Shares determined at the time of grant of the applicable Option with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or its Subsidiaries or any parent or predecessor corporation, to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder, such Options shall be treated as Non-Qualified Stock Options. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. An Award Agreement relating to ISOs may contain such other terms and conditions as from time to time are required in order for the Option to be considered an “incentive stock option,” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the Option is granted, owns, or is deemed to own under Section 424(d) of the Code, Common Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least one hundred and ten percent (110%) of the Fair Market Value of the stock subject to the Option and the term of such Option does not exceed five (5) years from the date such Option is granted.

6.1.2Stock Appreciation Rights. A SAR is an Award that entitles the Participant to receive, upon exercise of the SAR, a payment in cash and/or Common Shares, or a combination of the two, equal to, or having a Fair Market Value equal to, the product of (x) number of SARs being exercised multiplied by (y) the excess of (i) the Fair Market Value of a Common Share on the date the SAR is exercised, over (ii) the “base price” applicable to the SAR. SARs may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). The base price of the SAR shall be determined by the Administrator but shall be not less than the Fair Market Value of the Common Shares on the date of grant. The maximum term of a SAR shall be ten (10) years. SARs shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion consistent with the terms and conditions of the Plan.

6.1.3Restricted Stock Units.

(a)Grant of Restricted Stock Units. An RSU represents the right to receive from the Company on the relevant scheduled vesting or payment date for such RSU, one Common Share or, if specified in the applicable Award Agreement, the Fair Market Value of one Common Share paid in cash. The vesting or payment of an Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.
(b)Dividend Equivalent Accounts. If, and only if, required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Administrator shall provide dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the Common Shares underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. In addition, subject to applicable law, the Administrator may require or permit a Participant to elect that any such dividend equivalent amounts credited to the Participant’s account be automatically deemed reinvested in additional RSUs or applied to the purchase of additional Awards under the Plan, subject to the same vesting schedule as the RSUs to which the dividend equivalent amounts relate. The Participant shall be paid the amounts or other property credited to such dividend equivalent account at the same time as payment of the RSU.
(c)Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a shareholder of the Company with respect to such RSUs until such time as Common Shares are issued to the Participant. In the event an RSU is settled in cash, the Participant receiving RSUs shall never receive shareholder rights with respect to such Award. No Common Shares shall be issued at the time an RSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.4Performance Stock Units.

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(a)Grant of Performance Stock Units. A PSU is a performance-based Award that entitles the Participant to receive Common Shares or, if specified in the Award Agreement, the Fair Market Value of such Common Shares paid in cash, based on the attainment of one or more performance goals. Each Award of PSUs shall designate a target number of PSUs covered by the Award, with the actual number of Common Shares earned, if any, to be based on a formula set forth in the Award Agreement related to the attainment of one or more performance goals set forth in the Award Agreement.
(b)Dividend Equivalent Accounts. If, and only if, required by the applicable Award Agreement, the Administrator shall pay dividend equivalent rights with respect to PSUs, in which case a Participant shall be entitled to a cash payment with respect to each PSU earned and payable in an amount based on the ordinary cash dividends that would have been payable to the Participant had the Participant been the owner of a number of actual Common Shares equal to the number of PSUs earned, from the date of grant of the PSU Award through the date the PSU is paid. If so determined by the Administrator and set forth in the applicable Award Agreement, such cash amount may be credited with earnings or losses as if deemed reinvested in Common Shares or as if used to purchase additional Awards under the Plan. The amount payable shall be made in a single lump sum on the date on which payment is made in respect of the related PSUs.
(c)Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving PSUs shall have no rights as a shareholder of the Company with respect to such PSUs until such time as Common Shares are issued to the Participant. In the event a PSU is settled in cash, the Participant receiving PSUs shall never receive shareholder rights with respect to such Award. No Common Shares shall be issued at the time a PSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.5Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses, including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 6.1.6 below. Cash Awards may be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

6.1.6Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Shares (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities or rights with a value derived from the value of, or related to, the Common Shares and/or returns thereon.

6.2Award Agreements. Each Award, other than cash Awards described in Section 6.1.5, shall be evidenced by a written or electronic Award Agreement in the form approved by the Administrator and, if required by the Administrator, executed or accepted by the recipient of the Award. The Administrator may authorize any officer of the Company, other than the particular Award recipient, to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

6.3Deferrals and Settlements. Except as otherwise set forth herein, payment of Awards may be in the form of cash, Common Shares, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of Common Shares or the settlement of Awards in cash shall be structured in a manner that is intended to comply with, or be exempt from, the requirements of Section 409A of the Code.

6.4Consideration for Common Shares or Awards. The purchase price for any Award granted under this Plan or the Common Shares to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

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(a)past services rendered by the recipient of such Award;
(b)cash, check payable to the order of the Company, or electronic funds transfer;
(c)notice and third-party payment in such manner as may be authorized by the Administrator;
(d)the delivery of previously owned Common Shares that are fully vested, freely tradeable and unencumbered;
(e)by a reduction in the number of shares otherwise deliverable pursuant to the Award; or
(f)subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with an approved broker or dealer who provides financing for the purposes of, or who otherwise facilitates, the purchase or exercise of Awards.

In the event that the Administrator allows a Participant to exercise an Award by delivering Common Shares previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Company upon exercise of an Option or otherwise must have been owned by the Participant at least six (6) months as of the date of delivery, or such other period as may be required by the Administrator in order to avoid adverse accounting treatment. Common Shares used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares with respect to any Award unless and until it receives full payment of the exercise or purchase price therefor in accordance with the requirements of this Section 6.4 and any related withholding amounts under Section 9.1, and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company.

6.5Transfer Restrictions.

6.5.1Limitations on Exercise and Transfer. Unless otherwise expressly provided in or pursuant to this Section 6.5, by applicable law or by an Award Agreement, as the same may be amended, (a) all Awards are non-transferable by the Participant and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to, or for the account of, the Participant.

6.5.2Exceptions. The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing; provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs. Any permitted transfer shall be subject to compliance with applicable federal, provincial and state securities laws.

6.5.3Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 6.5.1 shall not apply to:

(a)transfers to the Company,
(b)the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,
(c)subject to any applicable limitations on ISOs, transfers to a current or former family member pursuant to a domestic relations order if approved or ratified by the Administrator,

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(d)subject to any applicable limitations on ISOs, if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or
(e)the authorization by the Administrator of “cashless exercise” procedures with approved brokers or dealers who provide financing for the purpose of, or who otherwise facilitate, the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

6.6International Awards. One or more Awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any Awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.7Dividend and Dividend Equivalents. Notwithstanding anything to the contrary herein, in no event may accrued dividends or dividend equivalents with respect to any Award issued under the Plan be paid prior to the vesting of the Award to which they relate.

7.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

7.1Termination of Employment.

7.1.1Administrator Determination. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan, unless a contract or the Award Agreement otherwise provides, of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

7.1.2General. For any Award issued under the Plan, unless the Award Agreement provides otherwise, the portion of such Award that is unvested at the time that a Participant’s employment or service is terminated for any or no reason shall be forfeited and reacquired by the Company; provided however, that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that such forfeiture requirement shall be waived in whole or in part.

7.1.3Stock Options and SARs. For Awards of Options or SARs, unless the Award Agreement provides otherwise, the exercise period of such Options or SARs shall expire:

(a)ninety (90) days after the last day that the Participant is employed by, or provides services to, the Company or its Subsidiaries; provided however, that in the event of the Participant’s death during this period, those persons entitled to exercise the Option or SAR pursuant to the laws of descent and distribution shall have one (1) year following the date of the Participant’s death within which to exercise such Option or SAR;
(b)one (1) year after the last day that the Participant is employed by, or provides services to, the Company or a Subsidiary in the case of a Participant whose termination of employment or service is due to death or Disability; and
(c)immediately upon a Participant’s termination for Cause.

The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of a Participant’s employment or service, including, but not limited to, the question of whether a leave of absence constitutes a termination of employment or service and whether a Participant’s termination is for Cause.

7.2Events Not Deemed Terminations of Service. Unless the express policy of the Company or any of its Subsidiaries or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case

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of (a) sick leave, (b) military leave, or (c) any other paid leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.3Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Subsidiaries is reduced (for example, and without limitation, if the Participant is an employee of the Company and the Participant has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Administrator, in its sole discretion, may (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award in accordance with Section 409A, as applicable. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

7.4Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

8.	ADJUSTMENTS; ACCELERATION

8.1Adjustments. Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, rights offering, or similar extraordinary dividend or distribution in respect of the Common Shares, whether in the form of securities or property, or (d) any exchange of Common Shares or other securities of the Company, or (e) any similar unusual or extraordinary corporate event or transaction affecting the Common Shares, the Administrator, in order to preserve the rights of Participants and the intent of the Plan (but subject to compliance with applicable laws and stock exchange requirements), shall proportionately adjust any or all of (1) the number and type of Common Shares or other securities that thereafter may be made the subject of Awards, including the Share Limit and the limit on the number of ISOs issuable under the Plan, (2) the number, amount and type of Common Shares or other securities or property subject to any or all outstanding Awards, (3) the grant, purchase or exercise price, including the base price of any SAR or similar right, of any or all outstanding Awards, and (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards. Any adjustment made pursuant to this Section 8.1 shall be determined in the discretion of the Administrator in accordance with the intent of this Section 8.1 and shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any Award of an ISO, the Administrator may make an adjustment that causes the Option to cease to qualify as an ISO without the consent of the affected Participant. Any determinations made by the Administrator pursuant to this Section 8.1 shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Common Shares of any class, or securities convertible into Common Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to an Award.

8.2Change in Control. Unless otherwise provided in an applicable Award Agreement, in the event of a Change in Control, the Administrator shall have full discretion to take whatever actions it deems necessary or appropriate with respect to outstanding Awards, including, but not limited to: (a) to provide for full or partial accelerated vesting of any Award or portion thereof, either immediately prior to such Change in Control or on such terms and conditions following the Change in Control (such as a termination without Cause) as the Administrator determines in its sole and absolute discretion, (b) to provide for the assumption of such Awards or portions thereof or the substitution of such Awards or portions thereof with similar awards of the surviving or acquiring company or parent thereof, in a manner designed to comply with Section 409A of the Code, (c) to provide for the settlement in cash or property and cancellation of any Award or portions thereof immediately prior to such Change in Control, which settlement may, in a manner designed to comply with Code Section 409A, be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change in Control, and (d) take any other actions as the Administrator deems necessary or advisable in connection with such Change in Control transaction; provided, however, that in the event the surviving or acquiring company does not assume the outstanding Awards or portions thereof or substitute

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similar stock awards for those outstanding under the Plan as of the Change in Control, in either case in a manner such that the assumed or substituted awards are settleable in publicly-traded securities or cash, then (a) the vesting and exercisability, if applicable, of all Awards or portions thereof shall be accelerated in full immediately prior to such Change in Control, with all performance goals or other vesting criteria applicable to any performance-based Awards deemed achieved based on performance measured through the date of the Change in Control, and (b) such outstanding Awards or portions thereof shall terminate and/or be payable upon the occurrence of the Change in Control. The Administrator may take different actions with respect to different Participants under the Plan, different Awards under the Plan, and different portions of Awards granted under the Plan.

9.	TAX PROVISIONS

9.1Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company or one of its Subsidiaries shall have the right at its option to:

(a)require the Participant, or the Participant’s personal representative or beneficiary, as the case may be, to pay or provide for payment of at least the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such Award event or payment; or
(b)deduct from any amount otherwise payable in cash to the Participant, or the Participant’s personal representative or beneficiary, as the case may be, the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion, subject to Section 10.1, grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by or otherwise reacquire the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment, not in excess of the maximum statutory rates in the Participant’s applicable jurisdictions.

9.2Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

9.3Requirement of Notification of Disqualifying Disposition. If any Participant shall make any disposition of Common Shares delivered to the Participant pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) relating to certain disqualifying dispositions, such Participant shall notify the Company of such disposition within ten (10) days thereof.

10.	OTHER PROVISIONS

10.1Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of Common Shares, the payment of money under this Plan or under Awards are subject to compliance with all applicable federal, provincial and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of the counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or any of its Subsidiaries, provide such assurances and representations to the Company or any of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

10.2Future Awards/Other Rights. No person shall have any claim or rights to be granted an Award or additional Awards, as the case may be, under this Plan, subject to any express contractual rights set forth in a document other than this Plan to the contrary.

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10.3No Employment/Service Contract. Nothing contained in this Plan or in any other documents under this Plan or in any Award Agreement shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or any of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at-will, nor shall interfere in any way with the right of the Company or its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without Cause. Nothing in this Section 10.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement. The participation of each Eligible Person in the Plan shall be “voluntary”, meaning that (a) in the case of an officer or employee of the Company or any Subsidiary, the officer or employee is not induced to participate in the Plan or distribution of any securities pursuant to the Plan by expectation of appointment or employment, or continued appointment or employment, of the officer or employee with the Company or any Subsidiary, (b) in the case of a consultant to the Company or any Subsidiary, the consultant is not induced to participate in the Plan or the distribution of securities pursuant to the Plan by expectation of engagement of the consultant to provide services or continued engagement of the consultant to provide services to the Company or any Subsidiary, and (c) in the case of an employee of a consultant to the Company or any Subsidiary, the individual is not induced by the Company or any Subsidiary to participate in the Plan or the distribution any securities pursuant to the Plan by expectation of employment or continued employment with the consultant.

10.4Plan Not Funded. Awards payable under this Plan shall be payable in Common Shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Company or any of its Subsidiaries by reason of any Award hereunder. Neither the provisions of this Plan or of any related documents, nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.5Effective Date, Termination and Suspension, Amendments.

10.5.1Effective Date and Termination. This Plan was approved by the Board and shall become effective upon approval by the shareholders of the Company. Unless earlier terminated by the Board, this Plan shall terminate at the close of business ten (10) years after the date on which it was approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards and the authority of the Administrator with respect thereto, including the authority to amend such Awards, shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

10.5.2Amendment; Termination. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

10.5.3Shareholder Approval. To the extent then required by applicable law or any applicable stock exchange rule or required to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the shareholders of the Company.

10.5.4Amendments to Awards. Without limiting any other express authority of the Administrator under, but subject to, the express limits of this Plan, the Administrator may by agreement or resolution waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and, subject to the requirements of Sections 3.2 and 10.5.5, may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations and shareholder approval requirements set forth in Section 3.2(g).

10.5.5Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award

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granted under this Plan. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 10.5.5.

10.6Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any Common Shares not actually delivered to and held of record by the Participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a shareholder of the Company for which a record date is prior to such date of delivery.

10.7Governing Law; Severability; Construction.

10.7.1Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the Province of British Columbia.

10.7.2Severability. If a court of competent jurisdiction holds any provision of this Plan invalid and unenforceable, the remaining provisions of this Plan shall continue in effect and the Plan shall be construed and enforced without regard to the illegal or invalid provision.

10.7.3Plan Construction.

(a)Rule 16b-3. It is the intent of the Company that the Awards and transactions permitted by the Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.
(b)Compliance with Section 409A of the Code. The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan will be either exempt from, or satisfy the requirements of, Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award Agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s Award to violate Section 409A, unless the Administrator expressly determines otherwise, such Award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A.
(c)No Guarantee of Favorable Tax Treatment. Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

10.8Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation right or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become

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obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding Awards previously granted by an acquired company or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction, shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

10.9Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

10.10No Corporate Action Restriction. The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

10.11Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing, or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

10.12Restrictive Covenants; Cause Forfeiture; Clawback Policy.

10.12.1Restrictive Covenants. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees of the Company or any Affiliate thereof or any confidentiality obligation or post-employment cooperation agreement with respect to the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Participant.

10.12.2Annulment upon Termination for Cause. The Administrator may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause.

10.12.3Awards Subject to Clawback. Notwithstanding any other provision of this Plan to the contrary, any Award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such Award or amount. By accepting an Award or the payment of any amount under the Plan, each Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

10.13Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

As adopted by the Board of Directors of Rare Element Resources Ltd. on June 22, 2022.

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VIEW MATERIALS & VOTE w SCAN TO RARE ELEMENT RESOURCES LTD. P.O. BOX 271049 LITTLETON, COLORADO 80127 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 p.m. Mountain Daylight Time on Monday, August 22, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 9:59 p.m. Mountain Daylight Time on Monday, August 22, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D88873-P77517 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RARE ELEMENT RESOURCES LTD. The Board of Directors recommends you vote FOR each of the nominees listed: 1. Election of Directors For Withhold The Board of Directors recommends you vote FOR the following proposals: ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Gerald W. Grandey For Against Abstain 2. Appointment of Independent Registered Public Accounting Firm Appoint BDO USA, LLP to serve as the independent registered public accounting firm of the Company until the next annual meeting of shareholders of the Company at an amount of remuneration to be fixed by the directors. Adoption and Approval of Rare Element Resources Ltd. 2022 Equity Incentive Plan Adopt and approve a new Rare Element Resources Ltd. 2022 Equity Incentive Plan, as more particularly set out in the enclosed management information and proxy circular. ! ! ! 1b. Barton S. Brundage 1c. Nicole J. Champine 1d. Kelli C. Kast 3. For Against Abstain ! ! ! 1e. David I. Roberts 1f. Randall J. Scott NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1g. Lowell A. Shonk If you wish to appoint someone other than Gerald W. Grandey, Chairman of the Company, or Randall J. Scott, Directors of the Company, as your proxy, please check box here. Please do not check box unless you want to exercise this option. ! ! Yes ! No ! Yes ! No Interim Financial Statements Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. Annual Financial Statements Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting: The Notice, Proxy Circular and Annual Report are available at www.proxyvote.com. D88874-P77517 RARE ELEMENT RESOURCES LTD. ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, AUGUST 23, 2022 Appointment of Proxy: I/We, holder(s) of Common Shares of Rare Element Resources Ltd., hereby appoint(s): Gerald W. Grandey, Chairman, or failing him, Randall J. Scott, Director of the Company, Print the name of the person you are appointing if this person is someone other than Mr. Grandey or Mr. Scott. OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder(s) in accordance with the direction on the reverse side (or if no directions have been given, according to the recommendations of the Board) and all other matters that may properly come before the Annual and Special Meeting of Shareholders of Rare Element Resources Ltd. to be held at the offices of General Atomics affiliates, 7800 East Dorado Place, 2nd Floor Conference Room, Greenwood Village, Colorado 80111, on Tuesday, August 23, 2022 at 2:00 p.m., local time and at any adjournment or postponement thereof except as may be restricted by law. Notes to proxy 1. 2. This proxy is being solicited on behalf of the Rare Element Resources Ltd. Board of Directors. Every holder has the right to appoint some other person or company of his, her or its choice, who need not be a holder, to attend and act on his, her or its behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see above). If the securities are registered in the name of more than one owner (for example, joint ownership, trustees or executors), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by management to the holder. The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors. The securities represented by this proxy will be voted in favour or withheld/abstained from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof except as may be restricted by law. This proxy should be read in conjunction with the accompanying documentation provided by management and the Board of Directors and is available online at www.proxyvote.com. 3. 4. 5. 6. 7. 8. 9. Proxies submitted must be received by 9:59 PM (Mountain Daylight Time) on Monday, August 22, 2022.